Peerless Opportunity Value Fund
1933 Act File No.  333-_____
1940 Act File No.  811-_____

Peerless Systems Corporation
1933 Act File No.  333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☒

and

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

PEERLESS OPPORTUNITY VALUE FUND
(Exact name of registrant as specified in its charter)
__________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5008 (Primary Standard Industrial Classification Code Number)	95-3732595 (I.R.S. Employer Identification Number)
__________________________

300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203) 350-0040
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
__________________________
Timothy E. Brog
Chairman and Chief Executive Officer
Peerless Systems Corporation
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203) 350-0040
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copy to:
Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 297-5596
__________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

It is proposed that this filing will become effective when declared effective pursuant to section 8(c).

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(continued on next page)

With respect to Peerless Systems Corporation, indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐   Accelerated filer  ☐   Non-accelerated filer  ☐     Smaller reporting company  ☒

__________________________

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Peerless Value Opportunity Fund Common Stock, par value $.0001 per share, and one Warrant in Peerless Systems Corporation	2,000	$10	$20,000	$2.32
Common Stock of Peerless Value Opportunity Fund, included as part of the Units	2,000	-	-	(3)
Warrants of Peerless Systems Corporation, included as part of the Units(2)	2,000	-	-	(3)
Common Stock, par value $.001 per share, of Peerless Systems Corporation underlying the Warrants(2)	2,000	$5	$10,000	$1.16
Total Fee				$3.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable upon the exercise of the warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g).

The registrants hereby amend these registration statements on such date or dates as may be necessary to delay their effective date until the registrants shall file a further amendment which specifically states that these registration statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statements shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 22, 2011

Peerless Value Opportunity Fund
Peerless Systems Corporation

$10.00 Per Unit

Peerless Value Opportunity Fund, a Delaware statutory trust (the “Fund”), and Peerless Systems Corporation, a Delaware corporation (“Peerless”), are jointly offering [•] Units at a price of $10 per Unit.  Each Unit is comprised of: (i) one common share, par value $.0001 per share, of the Fund (the “Common Shares”) and (ii) one warrant (the “Peerless Warrant”) to purchase one share of Peerless common stock, par value $.001 per share (the “Peerless Common Stock”), at an exercise price of $5.00 per share.  The Fund’s investment objective is to provide a high level of total return.  The Fund seeks to achieve its investment objective primarily by investing in a portfolio of equity securities issued by companies domiciled in the United States or Canada which it believes to be undervalued.  The Fund may become actively involved in seeking to influence the managements and boards of directors of its portfolio companies, in an effort to maximize shareholder value.

No Prior Fund History.  Because the Fund is newly organized, the Common Shares have no history of public trading.  Shares of closed-end investment companies frequently trade at a discount from their net asset value, which creates a risk of loss for investors when they sell shares purchased in the initial public offering.  However, unlike other initial public offerings of closed-end investment companies, in this offering you will also receive Peerless Warrants, the value of which is intended to offset the sales load and the potential discount to net asset value.

The Units, Common Shares and Peerless Warrants are expected to be listed on The Nasdaq Capital Market under the symbols “PVOFU,” “PVOF” and “PRLSW,” respectively.

Investing in the Units, Common Shares, Peerless Warrants and Peerless Common Stock involves certain risks that are described in the “Risks Factors” section beginning on page 9 of this prospectus.

	Price to Public	Sales Load (2)	Estimated Offering Expenses (3)	Proceeds After Expenses to the Fund
Per Unit (1)	$10.00	$[•]	$.04	$[•]
Total (4)	$[•]	$[•]	$[•]	$[•]

(1)	Each Unit consists of one Common Share and one Peerless Warrant.
(2)
The Fund and Peerless have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  See “Underwriting” beginning on page 37 of this prospectus.

(3)	Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) of the Units that exceed $.04 per Unit.
(4)
The Fund and Peerless have granted the underwriters an option to purchase up to [•] additional Units at the public offering price, less the sales load, within 45 days of the date of this prospectus solely to cover overallotments, if any.  If such option is exercised in full, the total price to public, sales load, estimated offering expenses and proceeds, after expenses, to the Fund will be $[•], $[•], $[•] and $[•], respectively.  See “Underwriting” beginning on page 37 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Units to purchasers on or about [•][•], 2011.

[Underwriter]
 [Underwriter]
[Underwriter]

The date of this prospectus is [•][•], 2011.

(continued from previous page)

This is the initial public offering of the Units, consisting of Common Shares and Peerless Warrants.  Currently, there is no public market for the Units, Common Shares or Peerless Warrants.  In addition to the Common Shares, we are registering the Peerless Warrants and the shares of Peerless Common Stock issuable upon exercise of the warrants.  We have reserved with The Nasdaq Capital Market the ticker symbols “PVOFU,” “PVOF,” and “PRLSW” for trading of the Units, Common Shares and Peerless Warrants, respectively, and intend to apply to have each of the Units, Common Shares and Peerless Warrants listed on The Nasdaq Capital Market.  We intend to have the Common Shares and Peerless Warrants begin separate trading on The Nasdaq Capital Market five trading days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full.  However such separate trading is subject to our filing certain information on Form 8-K with the SEC and issuing a press release announcing when such separate trading will begin.  Shares of Peerless Common Stock are currently listed on The Nasdaq Capital Market under the symbol “PRLS” and the Peerless Common Stock issuable upon exercise of the Peerless Warrants will be listed under the same symbol upon notice of issuance.  However, we cannot assure you, that the securities offered in this prospectus will be, and Peerless Common Stock will continue to be, listed on The Nasdaq Capital Market.

The Peerless Warrants provide the holders thereof with a potential opportunity to benefit in any appreciation in value of Peerless Common Stock due to the investment management agreement between Peerless’ indirect, wholly-owned subsidiary, Locksmith Capital Advisors Inc., a Delaware corporation (“LCA”), and the Fund, as well as Peerless’ other business activities.

Fund Investment Objective.  The Fund is a newly organized, non-diversified, closed-end management investment company.  The Fund’s investment objective is to provide a high level of total return.  The Fund seeks to achieve its investment objective primarily by investing in a portfolio of equity securities issued by companies domiciled in the United States or Canada which it believes to be undervalued.  The Fund may become actively involved in seeking to influence the managements and boards of directors of its portfolio companies, in an effort to maximize shareholder value.

Fund Advisor.   LCA, the investment advisor of the Fund, is a newly formed entity and an indirect, wholly-owned subsidiary of Peerless.  Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience managing a registered investment company.

LCA will be responsible for (i) managing the Fund’s overall strategy and operations, (ii) managing the use of the Fund’s assets and (iii) implementing the Fund’s investment strategy, all of which are subject to oversight by the Fund’s Board of Trustees.

Fund Portfolio Contents.  The Fund will invest primarily in a non-diversified portfolio of United States and Canadian equity securities.  In furtherance of the Fund’s investment objectives, LCA will apply a value-oriented investment strategy, through which it opportunistically seeks to identify undervalued securities of companies domiciled in the United States or Canada.  LCA’s investment process will employ rigorous bottom-up research to select securities it believes to be undervalued or mispriced.  In certain circumstances, such undervaluation or mispricing may be the result of an impediment that causes investors to attribute a discount to its intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.  The equity securities in which the Fund may invest include common stocks, preferred stocks, convertible securities, warrants, rights, depositary receipts and real estate investment trust securities issued by companies domiciled in the United States or Canada with a broad range of market capitalizations.  The Fund may become actively involved in seeking to influence the managements and boards of directors of its portfolio companies to maximize shareholder value.

This prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing.  You should read it carefully before you invest, and keep it for future reference.  The Fund has filed with the SEC a Statement of Additional Information dated [•][•], 2011, as may be amended from time to time (“SAI”), containing additional information about the Fund.  The SAI is incorporated by reference in its entirety into this prospectus.  The table of contents for the SAI appears on page 41 of this prospectus.  The Fund also will produce both annual and semi-annual reports that will contain important information about the Fund.  You may obtain a free copy of the SAI, the annual reports and the semi-annual reports, when available, and other information regarding the Fund, by contacting the Fund at [toll-free number] or by writing to the Fund at Peerless Value Opportunity Fund, 300 Atlantic Street, Suite 301, Stamford, Connecticut, 06901.  The SAI is, and the annual reports and the semi-annual reports will be, available free of charge on the Fund’s website (www.peerless.com/fund).  You can also copy and review information about the Fund, including the SAI, the annual and semi-annual reports, when available, and other information at the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  Such materials are also available in the EDGAR Database on the SEC’s website at http://www.sec.gov.  You may obtain copies of this information, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Office of Consumer Affairs and Information, U.S. Securities and Exchange Commission, Washington, D.C. 20549.

Additional information regarding Peerless is incorporated by reference to Peerless’ filings with the SEC.  See “Additional Information Regarding Peerless” on page 39.

The Units, the Common Shares, the Peerless Warrants and the Peerless Common Stock underlying the Peerless Warrants do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY OF FUND EXPENSES	8
RISK FACTORS	9
Risks of Investing in the Fund	9
Risks Relating to Investing in the Peerless Warrants and the Underlying Peerless Common Stock	16
Risks Related to LCA	17
Risks Related to the Structure of Peerless’ Business	19
THE FUND	20
USE OF PROCEEDS	20
THE FUND’S INVESTMENTS	20
Investment Objective	20
Benefits of the Fund vs. Hedge Funds with an Activist Strategy	21
Investment Policies and Restrictions	21
USE OF LEVERAGE	24
DISTRIBUTIONS	26
DIVIDEND INVESTMENT PLAN	26
MANAGEMENT OF THE FUND	27
Trustees and Officers	27
Portfolio Managers	27
Investment Advisor	28
Investment Management Agreement	28
Administration Agreement	29
DESCRIPTION OF SHARES	29
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST	29
NET ASSET VALUE	30
REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND	30
TAX MATTERS	32
PEERLESS SYSTEMS CORPORATION	32
Forward-Looking Statements Regarding Peerless	32
Description of Peerless Securities	33
Directors and Executive Officers of Peerless	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION REGARDING PEERLESS	36
UNDERWRITING	37
EXPERTS	39
CUSTODIAN, TRANSFER AGENT AND FUND ADMINISTRATOR	39
ADDITIONAL INFORMATION REGARDING THE FUND	39
ADDITIONAL INFORMATION REGARDING PEERLESS	39
TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION	41

You should rely only on the information included or incorporated by reference in this prospectus.  The Fund and Peerless have not, and the underwriters have not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Fund and Peerless are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information included in this prospectus is accurate as of any date other than the date on the front of this prospectus.  The Fund’s prospects and, after it commences investment operations, its business, financial condition and results of operations, each may have changed since the date on the front of this prospectus.  Peerless’ prospects, business, financial condition and results of operations each may have changed since the date on the front of this prospectus.  The Fund and Peerless will amend this prospectus if there are any material changes to the information provided subsequent to the date of the prospectus and prior to completion of this offering.

PROSPECTUS SUMMARY

This is only a summary of certain terms of the prospectus.  You should review the more detailed information contained elsewhere in this prospectus and in the statement of additional information (“SAI”) prior to making an investment in the Peerless Value Opportunity Fund (the “Fund”) and Peerless Systems Corporation (“Peerless”).  For a more complete understanding of the Fund, Peerless and this offering, we encourage you to read this prospectus in its entirety, especially the risks regarding the Fund and Peerless discussed under “Risk Factors” and Peerless’ financial statements incorporated by reference hereto.

The Offerors
Peerless Value Opportunity Fund, a Delaware statutory trust, is a newly organized, non-diversified, closed-end management investment company.

Peerless Systems Corporation, a Delaware corporation, is transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, Peerless Asset Management Inc., a Delaware corporation (“PAM”), is seeking to become a leading provider to mutual fund investors of alternative investment strategies which are typically offered by hedge funds.  Peerless will also continue to operate its legacy technology licensing business.  Peerless’ common stock, par value $.001 per share (the “Peerless Common Stock”), is traded on The Nasdaq Capital Market under the symbol “PRLS”.  Locksmith Capital Advisors Inc., a Delaware corporation (“LCA”), the Fund’s investment advisor, will apply to become registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).  LCA is a direct, wholly-owned subsidiary of PAM.

Peerless’ executive offices are located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, and its telephone number is (203)-350-0040.

The Offering
The Fund and Peerless are jointly offering [•] Units at $10.00 per Unit through a group of underwriters (the “Underwriters”) led by [•], [•] and [•].  Each Unit is comprised of one common share of the Fund and one warrant to purchase one share of common stock of Peerless.  In this prospectus, common shares of the Fund are referred to as “Common Shares” and the warrants to purchase one share of Peerless Common Stock are referred to as “Peerless Warrants.”  The Fund and Peerless have given the Underwriters an option to purchase up to [•] additional Units to cover over-allotments, if any.  See “Underwriters.”  Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than the sales load) that exceed $.04 per Unit.

The Fund
In furtherance of the Fund’s investment objectives, LCA will apply a value-oriented investment strategy, through which it opportunistically seeks to identify undervalued companies that are domiciled in the United States or Canada.  LCA’s investment process will employ rigorous bottom-up research to select securities it believes to be undervalued or mispriced.  In certain circumstances such undervaluation or mispricing may be the result of an impediment that causes investors to attribute a discount to such security’s intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.  We believe that pursuing this strategy in the closed-end investment company structure offers unique benefits to investors over a hedge fund with a similar strategy.  These benefits include:

●	Offering daily liquidity, as a public company listed on The Nasdaq Capital Market
●	Charging a management fee based upon assets under management, and not a percentage of the profits
●
Greater transparency as compared to a hedge fund, since the Fund will be subject to reporting and corporate governance requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Capital Market listing rules

●
Allowing investors to participate in any potential growth of Peerless, the parent of LCA, the investment advisor to the Fund, through the Peerless Warrants.  This includes any growth related to:
●           Peerless’ legacy business, and
●           the Management Agreement (as defined below)

●	Being open to investment by the general public
●	Requiring a small minimum investment as compared to large minimum investments required by hedge funds
See “The Fund” in this prospectus.

The Peerless Warrants
The Peerless Warrants become exercisable 60 days following the effective date of this prospectus, provided that no exercise shall be permitted which would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.  Each Peerless Warrant has an exercise price of $5.00 and is exercisable for one share of Peerless Common Stock.  The Peerless Warrants expire on [•][•], 2013, two years after the effective date of this prospectus.  See “Peerless Systems Corporation – Description of Peerless Securities” in this prospectus.

Who May Want to Invest
Investors should consider their own investment goals, time horizon and risk tolerance before investing in the Fund.  An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program.

The Fund may be an appropriate investment for you if you are seeking:
●	The opportunity for attractive total returns;
●	Exposure to a portfolio comprised primarily of corporate equity securities;
●	Access to an experienced portfolio management team;
●
A value-oriented investment strategy that seeks to identify undervalued companies domiciled in the United States or Canada and deliver additional value with respect to these securities by becoming actively involved with the investments; and

●
The opportunity to participate through the Peerless Warrants in the growth of Peerless, the parent of the Fund’s investment advisor.  See “Peerless Systems Corporation – Description of Peerless Securities” in this prospectus.

However, keep in mind that you will need to assume certain risks. See “Risk Factors” in this prospectus.
Closed-end Fund Structure
Closed-end funds differ from traditional open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder.  By comparison, mutual funds issue securities that are redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares.  Shares of closed-end funds may trade at a discount from their net asset value.

Fund’s Investment Objective and Policies
The Fund’s investment objective is to provide a high level of total return.  The Fund’s investment objective and certain investment policies may not be changed without shareholder approval.  The Fund cannot assure you that it will attain its investment objective.  See “The Fund’s Investments” and “Risk Factors” in this prospectus.

The Fund seeks to achieve its investment objective primarily by investing in a non-diversified portfolio of equity securities issued by corporate entities which it believes can be acquired at a substantial discount to their intrinsic value.  In furtherance of the Fund’s investment objectives, LCA will apply a value-oriented investment strategy, through which it opportunistically seeks to identify undervalued securities of companies domiciled in the United States or Canada.  LCA’s investment process will employ rigorous bottom-up research to select securities it believes to be undervalued or mispriced.  In certain circumstances such undervaluation or mispricing may be the result of there being an impediment that causes investors to attribute a discount to such security’s intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.

The Fund may become actively involved with its portfolio companies in order to influence management and the board of directors to maximize shareholder value.  The Fund will accomplish its goals primarily by working with managements and boards of directors, creating alliances with other shareholders to institute reforms, and, if appropriate, through proxy contests for representation.

The Fund expects that its Managed Assets (as defined on page 5 of this prospectus) will be primarily invested in equity securities, but reserves the right to invest in debt securities and other instruments to the extent consistent with the Fund’s investment strategy.  See “Use of Proceeds” in this prospectus.

The Fund’s Investments
Equity Securities.    The Fund intends that the equity securities in which it will invest will be issued by companies in all capitalization ranges that are  domiciled either in the United States or Canada.  Equity securities include, but are not limited to, common stocks, preferred stocks with predominantly equity (as opposed to fixed-income) investment characteristics, convertible securities, warrants, rights, and depositary receipts (which reference ownership of underlying non-United States securities).

Canadian Issuers.    The Fund may invest a portion of its Managed Assets in securities of Canadian issuers.  The amount of the Fund’s Managed Assets invested in Canadian securities may change over time depending on LCA’s ongoing assessment of market opportunities.  The value of any Canadian securities will be subject to fluctuation in the exchange rate between the Canadian dollar and the United States dollar.

Equity Put and Call Option Risks.   As part of its investment strategy, the Fund may purchase (buy) or write (sell) call and put options.  Options are risky and have certain margin requirements.  Options are a levered instrument and the value of the underlying securities is multiplied by specific factors.  Several factors that will contribute to options price movement are the change in value of the underlying securities or instruments, the volatility of the underlying instruments, the time to expiration, and the liquidity of each option contract.

Below Investment Grade Debt Securities.    Under normal circumstances, the Fund may invest up to 25% of its Managed Assets in ratable debt securities that are rated below investment grade or that are unrated but judged to be of comparable quality.  Securities rated below investment grade are commonly referred to as “junk securities.”  “Investment grade quality” includes those ratable securities that, at the time of investment, are (i) rated by at least one nationally recognized statistical rating organization (“NRSRO”) within the four highest grades (BBB- or Baa3 or better by Standard and Poor’s Corporation, a division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc.  (“Moody’s”) or Fitch Ratings (“Fitch”), or (ii) unrated but judged to be of comparable quality.  Ratable debt securities generally are fixed-income securities (e.g., bonds, notes, debentures, preferred stocks with predominantly fixed income characteristics, and loans).

Other Investment Techniques.    The Fund may use a variety of other investment techniques to efficiently create or maintain exposure to particular securities or markets, to seek to increase the total return of the Fund, or to help protect against declines in portfolio value due to the Fund’s exposure to movements in the value of equity securities markets.  These techniques include the use of derivative instruments, including, but not limited to, structured notes, options, currency exchange transactions and short sales.  See “The Fund’s Investments — Investment Policies and Restrictions” in this prospectus and the SAI for further information on these investment techniques.

The Fund may depart from its investment strategy in response to adverse market, economic or political conditions by engaging in transactions or strategies that would involve selling securities in order to seek temporary defensive positions in cash or other investments involving less risk.  For a more complete discussion of the Fund’s portfolio composition, see “The Fund’s Investments” in this prospectus.

Investment Advisor
The Fund’s investment advisor is LCA, located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.  LCA will be responsible for managing the Fund’s overall strategy and implementing the Fund’s investment strategy and use of leverage.  LCA is a newly-formed, indirect, wholly-owned subsidiary of Peerless and will apply to become a registered investment advisor under the Investment Advisers Act.

Under the Investment Management Services Agreement (the “Management Agreement”), the Fund will pay LCA a fee for managing its assets.  Subject to Board approval, the fee will be at the annual rate of 2.90% of the Fund’s average daily Managed Assets, payable on a monthly basis.  “Managed Assets” means the net asset value of the Common Shares and the principal amount of any borrowings used for leverage.  For more information on fees and expenses, including fees attributable to Common Shares, see “Management of the Fund” in this prospectus.

Use of Leverage
The Fund currently does not anticipate employing leverage but retains the ability of utilizing leverage if LCA determines that it would be in the best interests of the Fund and its holders of Common Shares (“Common Shareholders”).  If the Fund employs leverage, the Fund will likely seek to increase total returns for Common Shareholders by utilizing financial leverage through bank borrowings, or issuing commercial paper or notes (collectively, “Borrowings”).  The Fund’s Board of Trustees (the “Board of Trustees”) has approved the use of leverage by the Fund, with a leverage limit of up to 33 1/3% of the Fund’s Managed Assets, which leverage limit may be increased or decreased by the Board of Trustees from time to time.

All costs and expenses related to any form of leverage used by the Fund will be borne entirely by Common Shareholders and result in a reduction of the net asset value of the Common Shares.

The fact that a decision to increase the Fund’s leverage will have the effect of increasing Managed Assets and therefore LCA’s management fees, means that LCA may have incentive to increase the Fund’s use of leverage.  LCA will seek to manage that incentive by only increasing the Fund’s use of leverage when it determines that such increase is consistent with the Fund’s investment objective, and by periodically reviewing the Fund’s performance and use of leverage with the Board of Trustees.  See “Use of Leverage” and “Risk Factors—Leverage Risks” in this prospectus.

Dividend Distributions on Common Shares
Distributions of the Fund are expected to be declared at least once each calendar year, depending on the Fund’s net income and net capital gains for such year.  Holders of Units on the ex-dividend date will receive dividends on the Common Shares included in such Units.  Unless a holder of Common Shares or Units elects to receive distributions in cash, all distributions will be automatically reinvested in additional Common Shares under the Fund’s Dividend Investment Plan.  See “Dividend Investment Plan” in this prospectus.

The Fund intends to qualify and be treated as a regulated investment company under the Internal Revenue Code.  Although the Fund will generally not be taxed on certain amounts it distributes, most shareholders will be taxed on amounts they receive.  A particular distribution will generally be taxable as either ordinary income or long-term capital gain, whether paid in cash or reinvested in additional Common Shares.  For a more detailed discussion of tax matters, see “Tax Matters” in the prospectus and the SAI.

Dividend Investment Plan
Pursuant to the Fund’s Dividend Investment Plan (the “Plan”), unless a holder of Common Shares or Units elects otherwise, all cash dividends, capital gains distributions, and other distributions are automatically reinvested in additional Common Shares.  Holders who elect not to participate in the Plan (including those whose intermediaries do not permit participation in the Plan by their customers) will receive all dividends and distributions payable in cash directly to the holder of record (or, if the Common Shares or Unit is held in street or other nominee name, then to such nominee) by [•], as dividend paying agent.  Holders may elect not to participate in the Plan and to receive all distributions of dividends and capital gains or other distributions in cash by sending written instructions to their broker or other nominee.  Participation in the Plan may be terminated or resumed at any time without penalty by written notice if received by [•] at least 10 business days prior to the record date for the next distribution.  Otherwise, such termination or resumption will be effective with respect to any subsequently declared distribution.  See “Dividend Investment Plan” in this prospectus.

Tax Matters
The Fund intends to qualify and elect to be treated as a regulated investment company for U.S. federal income tax purposes.  As such, it will generally not be subject to U.S. federal income tax on income and gains that are distributed to shareholders.  See “Tax Matters” in this prospectus and in the SAI.

Listing of Securities
We have applied to list the Units, Common Shares and Peerless Warrants on The Nasdaq Capital Market upon the consummation of the offering, subject to notice of issuance.  The trading or “ticker” symbols of the Units, Common Shares and Peerless Warrants will be “PVOFU”, “PVOF” and “PRLSW”, respectively.  Because the Common Shares will be listed, the Fund may sometimes be referred to in public communications as an “exchange-traded closed-end fund.”  Subject to notice of issuance, the shares of Peerless Common Stock underlying the Peerless Warrants will be listed on The Nasdaq Capital Market under the symbol “PRLS,” the symbol under which the existing shares of Peerless Common Stock are listed.  See “Description of Shares” in this prospectus and the SAI.

Custodian and Transfer Agent	[•] will serve as custodian for the Fund and [•] will serve as transfer agent for the Fund. See “Custodian, Transfer Agent and Fund Administrator” in this prospectus.

Administrative Services Agent
Under an Administrative Services Agreement, [•] (the “Fund Administrator”) will provide, or compensate others to provide, the Fund with certain services, including administrative, accounting, treasury or other services.  The Fund will pay the Fund Administrator a fee for providing such services.  Under the Administrative Services Agreement, subject to approval of the Board of Trustees, the fee will be at the annual rate of the greater of $[•] or [•] of the Fund’s average daily Managed Assets.

Risks – Fund
The Common Shares offered hereby involve a high degree of risk, including the Fund’s lack of prior operating history, LCA’s lack of investment management experience, the non-diversified status of the Fund under the Investment Company Act, the volatility and concentration of the Fund’s investments, the illiquid nature of some of the Fund’s portfolio securities and the risks relating to a limited public market for the Common Shares.  You should carefully consider your ability to assume the foregoing risks before making an investment in the Fund.  Given these investment risks, investment in the Fund should not be considered a complete investment program.  See “Risk Factors” beginning on page 9 of this prospectus.

Risk Factors – Peerless	Risks of investing in the Peerless Warrants and the Peerless Common Stock include:
●	If Peerless is unable to maintain a current prospectus relating to the common stock underlying the Peerless Warrants, the Peerless Warrants may have little or no value and their market may be limited.
●
The exercise of Peerless Warrants in the future would increase the number of shares of Peerless Common Stock eligible for future resale in the public market and result in dilution to Peerless stockholders.  This might have an adverse effect on the market price of the Peerless Common Stock.

●	LCA is a newly-formed entity which does not have any operating history.
●	The investment advisory fees LCA receives may decrease in a market or general economic downturn, which would decrease Peerless’ revenues and net income.
●
LCA faces strong competition from financial services firms, many of which have the ability to offer clients a wider range of products and services than LCA offers, which could lead to pricing pressures that could have a material adverse affect on its revenue and profitability.

●
LCA currently relies on the Fund for all of LCA’s business, and the loss of the Fund as a client, or adverse developments with respect to the financial condition of the Fund could reduce LCA’s revenue and therefore have a material impact on Peerless’ financial condition.

More information regarding risks of investing in Peerless’ securities is included in Item 1A of Peerless’ Annual Report on Form 10-K for the year ended January 31, 2011 filed with the SEC on May 2, 2011 (the “Peerless Form 10-K”).  See “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY OF FUND EXPENSES

The Annual Expenses table below shows Fund expenses as a percentage of net assets attributable to Common Shares.

Shareholder Transaction Expenses:
Sales load paid by you (as a percentage of offering price)	%
Offering expenses borne by the Fund (as a percentage of offering price)(1)(2)	0.4%
Dividend Investment Plan fees	None (3)

Annual Expenses:
Management Fees	2.90%
Other Expenses	%
Interest Payments on Borrowings	%

Total Annual Expenses	—%
______________
(1)	Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) that exceed $.04 per Unit.
(2)
If the Fund utilizes leverage through the use of Borrowings, it will incur costs associated therewith, estimated to be approximately [•]% of the aggregate amount obtained from leverage, will effectively be borne by the Common Shareholders and result in a reduction of the net asset value of the Common Shares.  Assuming the use of Borrowings in the amount equal to [•]% of the Fund’s Managed Assets (including the aggregate amount obtained from leverage), the costs associated therewith are estimated to be approximately   $[•] per Common Share (.[•] % of the estimated proceeds from the Common Share offering, after deducting offering costs).

(3)
You will be charged certain service charges and pay a per share charge if you direct the Plan agent to sell your Common Shares held in a dividend reinvestment account.  You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Investment Plan.  See “Distributions.”

Assuming no Borrowings, the Fund’s expenses as a percentage of net assets attributable to Common Shares would be estimated to be as follows:

	Percentage of Net Assets Attributable to Common Shares
Annual Expenses:
Management Fees:	2.90%
Other Expenses		%
Interest Payments on Borrowings

Total Annual Expenses		%

The purpose of the tables above is to help you understand all fees and expenses that you, as a Common Shareholder, would bear directly or indirectly.  The expenses shown in the tables are based on estimated amounts for the Fund’s first year of operations and assume that the Fund issues approximately [•] Common Shares.   If the Fund issues fewer Common Shares in this offering, estimated expenses could be higher as a percentage of net assets attributable to Common Shares, which could adversely affect the investment performance of the Fund.  See “Management of the Fund.”

The following example illustrates the expenses (including (i) the sales load of $[•] and (ii) estimated offering expenses of this offering of $4.00) that you would pay on a $1,000 investment in Units, assuming (1) total annual expenses of [•] % of net assets attributable to Common Shares and (2) a 5% annual return:(1)This example does not include the value, if any, of the Peerless Warrants included in the Units.

1 Year	3 Years	5 Years	10 Years
$	$	$	$

The example should not be considered a representation of future expenses.  Actual expenses may be higher or lower.

(1)
The example assumes that the estimated Other Expenses set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at the net asset value of the Common Shares.  Actual expenses may be greater or less than those assumed.  Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return used in the example.

RISK FACTORS

An investment in the Units involves risk.  You should carefully consider the risks we describe below before deciding to invest in the Units.  In assessing these risks, you should also refer to the other information included in this prospectus and Peerless’ financial statements incorporated by reference hereto, including the notes thereto.  This discussion contains forward-looking statements.  See “Peerless Systems Corporation - Forward-Looking Statements” for a discussion of uncertainties, risks and assumptions associated with these statements.

Risks of Investing in the Fund

The Fund is a non-diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle.  The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives.  Your Common Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions.  The Common Shares are designed primarily for long-term investors, and you should not view the Fund as a vehicle for trading purposes.

No Prior Fund or LCA History

The Fund is a newly organized, non-diversified, closed-end management investment company and has no operating history.  LCA, the Fund’s investment advisor, is a newly formed entity and an indirect, wholly owned subsidiary of Peerless.

Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience managing a registered investment company.  See “Management of the Fund – Trustees and Officers.”

 Investment and Market Risks

An investment in the Common Shares is subject to investment risk, including the possible loss of the entire principal amount that you invest.  Your investment in Common Shares represents an indirect investment in the securities owned by the Fund.  Your Common Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions.

Non-Diversification

The Fund’s portfolio is expected to be invested primarily in a limited number of issuers.  Therefore, the Fund’s portfolio generally may not be diversified among industries, or types of securities or among a wide range of issuers.  Accordingly, the investment portfolio of the Fund may be subject to more rapid change in value than would be the case if the Fund were required to maintain a wide diversification among industries, investment areas, and types of securities and issuers.

Activist Strategy

The Fund, as part of its investment strategy, may engage in activist strategies, which may include proxy solicitations, shareholder proposals and other techniques for the purposes of effecting change with respect to the companies in which the Fund invests.  Such strategies may cause the Fund to incur expenses not associated with most other investment funds.  These expenses may include, but not be limited to, fees of attorneys and proxy solicitors and printing, publishing or mailing costs, which could be substantial.  Furthermore, there is no guarantee that the Fund will be successful in implementing its activist strategy.

Market Discount from Net Asset Value and Expected Reductions in Net Asset Value

Shares of closed-end investment companies like the Fund frequently trade at prices lower than net asset value, which creates a risk of loss for investors when they sell shares purchased in the initial public offering.  This characteristic is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of investment activities.  Shares of closed-end investment companies like the Fund have during some periods traded at prices higher than net asset value and have during other periods traded at prices lower than net asset value.  The Fund cannot predict whether the Common Shares will trade at, above or below net asset value.  Net asset value of the Fund and the net asset value per Common Share will be reduced immediately following this offering by [•]% (the amount of the sales load) and the amount of offering expenses paid by the Fund (estimated to be an additional .4%).  The net asset value per Common Share also will be reduced by costs associated with any Borrowings.  However, investors in the Units will receive Peerless Warrants in addition to the Common Shares, the value of which is intended to offset the sales load and the potential discount, if any, to net asset value.  The Peerless Warrants allow investors to participate in any potential growth of Peerless, the parent of LCA, the investment advisor to the Fund.  There are risks in investing in the Peerless Warrants as described under “Risk Factors – Risks Relating to Investing in the Peerless Warrants and the Underlying Peerless Common Stock” below.

Risks of Fund’s Investment in Common Stocks

Although common stocks (and similar equity securities) historically have generated higher average returns than debt securities, common stocks also have experienced significantly more volatility in those returns, including losses, which sometimes have been substantial.  An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund.  Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the prices of common stocks held by the Fund or to which it has exposure.  Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or where political or economic events of the issuers occur.

Risks of Fund’s Investment in Small and Medium Sized Companies

The Fund expects to invest some (and possibly all or a substantial portion) of its Managed Assets in stocks of small and medium sized companies, which may trade less frequently, trade in smaller volumes and/or fluctuate more sharply in price than stocks of large companies and the purchase or sale of more than a limited number of shares of small and medium sized companies may affect their stock prices.  Small and medium sized companies may not be widely followed by the investment community, which can lower the demand for their stocks.  In addition, small and medium sized companies tend to have fewer key suppliers and customers, fewer business lines and may have a greater reliance on certain key personnel than large companies.  Changes in suppliers, customers, business lines or personnel, therefore, may have a greater impact on a small or medium sized company’s stock price than on a larger company.

Value Stock Risks

The Fund intends that the equity securities in which it will invest will primarily be securities that LCA believes to be undervalued, or mispriced, and that have the prospect for strong improvement on fundamentals.  Such companies may have experienced adverse business or industry developments or may be subject to special risks that have caused the common stocks or other equity securities to be out of favor and, in LCA’s opinion, undervalued.  If LCA’s assessment of a company’s prospects is wrong, the price of its common stocks or other equity securities may fall, or may not approach the value that LCA has placed on them.

Control Position Risks

Once LCA has identified a company as an investment opportunity, the Fund will over a period of time acquire the company’s securities.  In connection with any such acquisition, the Fund may acquire a controlling stake in, or be deemed an affiliate of, a particular company, or otherwise become subject to certain securities laws restrictions which could affect the Fund’s expenses, the liquidity of the Fund’s interest and the Fund’s ability to liquidate its interest, including, but not limited to, insider trading restrictions, the affiliate sale restrictions of Rule 144 of the Securities Act, the disclosure requirements of Sections 13 and 16 of the Exchange Act and the short swing profit rules of Section 16 of the Exchange Act.  To the extent that affiliates of the Fund or LCA are subject to such restrictions, the Fund, by virtue of its affiliation with such entities, may be similarly restricted, regardless of whether the Fund stands to benefit from such affiliate’s stock ownership.

Dividend Risks

Dividends on common stocks are not fixed but are declared at the discretion of an issuer’s board of directors.  There is no guarantee that the issuers of the common stocks in which the Fund invests will declare dividends in the future or that if declared they will remain at current levels or increase over time.  As described further in “Tax Matters,” “qualified dividend income” received by the Fund will generally be eligible for the reduced tax rate applicable to individuals for taxable years beginning before January 1, 2013.  Higher tax rates will apply to dividend income beginning in 2013, unless further legislative action is taken by the United States Congress.  There is no assurance as to what portion of the Fund’s distributions will constitute qualified dividend income.  See “Tax Matters.”

Below Investment Grade Debt Securities Risks

In connection with its activist strategy, the Fund may determine to invest up to 25% of its Managed Assets in ratable debt securities that are rated below investment grade or that are unrated but judged by LCA to be of comparable quality.  Investment in debt securities of below investment grade quality, commonly referred to as “junk bonds,” may involve a substantial risk of loss.  Securities of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments.  Securities of below investment grade quality display increased price sensitivity to changing interest rates and to a deteriorating economic environment.  The market values for debt securities of below investment grade quality tend to be more volatile and such securities tend to be less liquid than investment grade debt securities.

Put and Call Option Risks

The Fund may purchase call options on any of the types of securities or instruments in which it may invest.  In exchange for paying the option premium, a purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security or instrument at the exercise price and date of expiration.  These options are subject to the risk that the value of the call is not greater than the premium paid for such call option at the time the position is closed.  The value of the call is subject to, among other factors, the value and volatility of the underlying securities.

The Fund may also purchase put options.  By buying a put option, the Fund will pay a premium to acquire a right to sell the securities or instruments underlying the put at the exercise price of the option and date of expiration.  These options are subject to the risk that the value of the put is not greater than the premium paid for such put option at the time the position is closed.  To the extent the Fund purchases put and call options in the OTC market, the Fund will be subject to the credit risk of the seller of the option.

The Fund may write (sell) covered call options on the types of securities that may be held by the Fund, provided that such call options are secured by segregated liquid instruments.   The Fund will receive a premium for writing a call option, which increases the Fund’s return.  In exchange for the premium received, the Fund has the obligation to sell the securities or instruments underlying the option at an agreed-upon exercise price if the call buyer chooses to exercise its right to buy the underlying securities or instruments from the Fund.  The value of any call options written by the Fund, which will be priced daily, will be affected by, among other things, changes in the value of the securities or indices underlying the options and the remaining time to the options’ expiration.  The value of the call options also may be adversely affected if the market for the options becomes less liquid or smaller.  Written call options are subject to the risk that the value of the call is not less than the premium received for such call option at the time the position is closed.

The Fund may also write (sell) put options on the types of securities held by the Fund, provided that such put options are secured by segregated, liquid instruments.  The Fund will receive a premium for writing a put option, which increases the Fund’s return.  In exchange for the premium received, the Fund has the obligation to buy the securities or instruments underlying the option at an agreed-upon exercise price if the put buyer chooses to exercise their right to sell the underlying securities or instruments to the Fund.  The value of any put options written by the Fund will be priced daily.  This value will be affected by, among other things, changes in the value of the securities or indices underlying the options and the time remaining to the options’ expiration.  The value of any put options may also be adversely affected if the market for the options becomes less liquid or smaller.  Written put options are subject to the risk that the value of the put is not less than the premium received for such put option at the time the position is closed.

Convertible Securities Risks

Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality.  The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline.  However, the convertible securities market value tends to reflect the market price of the common stocks of the issuing company when that stock price is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock.  As the market price of the underlying common stocks declines, the price of the convertible security tends to be influenced more by the yield of the convertible security.  However, convertible securities fall below debt obligations of the issuer in order of preference or priority in the event of a liquidation and are typically unrated or rated lower than such debt obligations.

Real Estate Investment Trust (“REIT”) Risks

The Fund may invest in common stocks, preferred stocks, convertible securities, rights or warrants issued by REITs.  As a result, your investment in the Fund may be linked to the performance of the real estate markets.  Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments.  REIT prices also may drop because of the failure of borrowers to pay their loans and poor management.

Preferred Stock Risks

Generally, preferred stockholders (such as the Fund, to the extent it invests in preferred stocks of other issuers) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred shareholders may elect a number of directors to the issuer’s board.  Once all the arrearages have been paid, the preferred stockholders usually no longer have voting rights.  In the case of certain taxable preferred stocks, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing.  In such an event, rights of preferred stockholders generally would include the right to appoint and authorize a Trustee to enforce the trust or special purpose entity’s rights as a creditor under the agreement with its operating company.  In certain varying circumstances, an issuer of preferred stock may redeem the securities prior to a specified date.  For instance, for certain types of preferred stock, a redemption may be triggered by a change in federal income tax or securities laws.  As with call provisions, a redemption by the issuer may negatively impact the return of the security held by the Fund.

Warrants and Rights Risks

Warrants and rights are subject to the same market risks as common stocks, but are more volatile in price.  Warrants and rights do not carry the right to dividends or voting rights with respect to their underlying securities, and they do not represent any rights in the assets of the issuer.  An investment in warrants or rights may be considered speculative.  In addition, the value of a warrant or right does not necessarily change with the value of the underlying security and a warrant or right ceases to have value if it is not exercised prior to its expiration date.  The purchase of warrants or rights involves the risk that the Fund could lose the purchase value of a warrant or right if the right to subscribe for additional shares is not exercised prior to the warrants’ or rights’ expiration.  Also, the purchase of warrants and rights involves the risk that the effective price paid for the warrant or right added to the subscription price of the related security may exceed the value of the subscribed security’s market price, for instance when there is no movement in the price of the underlying security.

Short Sales Risk

Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date.  Short selling allows the short seller to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities.  A short sale creates the risk of an unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position.  There can be no assurance that the securities necessary to cover a short position will be available for purchase.  Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Investment in Unseasoned Companies

The Fund may invest in the securities of smaller, less seasoned companies.  These investments may present greater opportunities for growth, but also involve greater risks than customarily are associated with investments in securities of more established companies.   The Fund may also invest in one or more startup companies which has insubstantial operational or earnings history or  limited products, markets, financial resources or management depth, or in  emerging companies at the research and development stage with no products or technologies to market or approved for marketing.  Securities of emerging companies may lack an active secondary market and may be subject to more abrupt or erratic price movements than securities of larger more established companies or stock market averages in general.  Competitors of certain companies may have substantially greater financial resources than many of the companies in which the Fund may invest.

Leverage Risks

The use of leverage through the Fund’s use of Borrowings creates an opportunity for increased net income per share of Common Shares and total return but also creates special risks for Common Shareholders.  In addition, there is no assurance that the Fund’s leveraging strategy will be successful.  The Fund will pay (and Common Shareholders will bear) the costs and expenses relating to any Borrowings.

Leverage creates the following major types of risks for holders of Common Shares:

●
the likelihood of greater volatility of net asset value and market price of Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds of the use of Borrowings, are borne entirely by the Common Shareholders;

●	increased costs if the interest rate on Borrowings increases, resulting in reduced total return on the Common Shares; and

●
in the event that the interest rate on Borrowings exceeds the net total return for a given period, the risk that the total return on the Common Shares will be less over such specific period than if the Fund had not utilized leverage.

Because LCA has discretion to vary the percentage amount of the Fund’s leverage up to the leverage limit established by the Board of Trustees (up to 33 1/3% of the Fund’s Managed Assets), and because the fees paid to LCA by the Fund will be calculated on the basis of total Managed Assets (which is defined to include Borrowings), the fees paid by the Fund will be higher when leverage is utilized, giving LCA an incentive to utilize leverage up to the established leverage limit.  To the extent that the Fund is required to reduce its amount of leverage at or below the leverage limit established by the Board of Trustees as a result of a decrease in the Fund’s net asset value, the Fund may be required to sell securities in its portfolio at times and/or at prices that are disadvantageous to the Fund.

Derivatives Risk

Derivative transactions (such as options on securities, and short sales) subject the Fund to increased risk of principal loss due to imperfect correlation between the price of the derivatives and price of the underlying securities or investments or unexpected price or interest rate movements.  The Fund will also be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by the Fund.  If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding.  The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.  As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment.  In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for payments by the Fund of tax-advantaged dividends.

Hedging Risks

The Fund may use derivatives or other transactions for purposes of hedging the portfolio’s exposure to common stocks risk, high yield credit risk, foreign currency exchange rate risk and the risk of increases in interest rates, which could result in poorer overall performance for the Fund.  The Fund’s use of derivatives or other transactions to reduce risk involves costs and will be subject to LCA’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings or other factors.  No assurance can be given that LCA’s judgment in this respect will be correct.  In addition, no assurance can be given that the Fund will enter into hedging or other transactions at times or under circumstances in which it may be advisable to do so.

Inadequate Return

Distributions paid by the Fund to its Common Shareholders are derived in part from realized capital gains, dividends and interest income from the Fund’s investments in equity and debt securities and total returns generated from the Fund’s other investment techniques.  The total return generated by the Fund’s investments can vary widely over the short-term and long-term.  No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund.

Tax Risks

To qualify for the favorable United States federal income tax treatment generally accorded to registered investment companies (“RICs”), among other things, the Fund must derive in each taxable year at least 90% of its gross income from certain prescribed sources.  If for any taxable year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments.  The ultimate tax characterization of the Fund’s distributions made in a calendar year may not finally be determined until after the end of that calendar year.  In addition, there is a possibility that the Fund may make total distributions during a calendar year in an amount that exceeds the Fund’s net investment income and net realized capital gains for that calendar year.  For example, because of the nature of the Fund’s investments, the Fund may distribute net short-term capital gains early in the calendar year, but incur net short-term capital losses later in the year, thereby offsetting the short-term net capital gains for which distributions have already been made by the Fund.  In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Common Shares.  While a portion of the Fund’s income distributions will be classified as “qualified dividend income,” enabling individual investors who meet holding period and other requirements to receive the benefit of favorable tax treatment, there can be no assurance as to the percentage of the Fund’s income distributions that will be “qualified dividend income.” In addition, the Fund’s income distributions that qualify for favorable tax treatment may be affected by Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code, and future changes in tax laws and regulations.

Illiquid Securities Risks

The Fund may invest any or all of its Managed Assets in securities and other instruments that, at the time of investment, are illiquid.  Illiquid securities are securities that are not readily marketable and may include some restricted securities, which are securities that may not be resold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.  Illiquid securities involve the risk that the securities will not be able to be sold at the time desired by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books.

Market Disruption Risks

Certain events have a disruptive effect on the securities markets, including, but not limited to, terrorist attacks (including the terrorist attacks in the United States on September 11, 2001), war, natural disasters and geopolitical events.  The Fund cannot predict the effects of similar events in the future on the United States economy.  These events may substantially reduce the value of some or all of the Fund’s investments.

Inflation Risks

Inflation risk is the risk that the value of assets or income from investment will be worth less in the future as inflation decreases the value of money.  As inflation increases, the actual value of the Common Shares and distributions thereon can decline.

Deflation Risks

Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and revenues.  In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Anti-Takeover Provisions

The Fund’s Agreement and Declaration of Trust (“Declaration of Trust”) and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status.  These provisions could have the effect of depriving the holders of the Common Shares of opportunities to sell their Common Shares at a premium over the market price of the Common Shares at the time of sale.  See “Certain Provisions in the Declaration of Trust and Bylaws” in the SAI.

Counterparty and Custody Risk

To the extent the Fund invests in derivative or synthetic instruments, or other over-the-counter transactions including forward contracts, or in certain circumstances, non-United States securities, the Fund may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default.  These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.  Direct transactions between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.

In addition, there are risks involved in dealing with the custodians or brokers who settle the Fund’s trades.  It is expected that all securities and other assets deposited with custodians or brokers will be clearly identified as being assets of the Fund and hence the Fund should not be exposed to a credit risk with regard to such parties.  However, it may not always be possible to achieve this segregation and there may be practical or time problems associated with enforcing the Fund’s rights to its assets in the case of an insolvency of any such party.

Special Situations and Distressed Securities

The Fund may invest in companies involved in (or the target of) acquisition attempts or tender offers or companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies and similar transactions.  In any investment opportunity involving any such type of business enterprise, there is a risk that the transaction in which such business enterprise is involved either will be unsuccessful, take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security or other financial instrument in respect of which such distribution is received.  Similarly, if an anticipated transaction does not in fact occur, the Fund may be required to sell its investment at a loss.  Because there is substantial uncertainty concerning the outcome of a transaction involving financially troubled companies in which the Fund may invest, there is a potential risk of loss by the Fund of its entire investment in such companies.

Conflicts of Interest

The Fund may be subject to a number of actual and potential conflicts of interests.  Although LCA currently only manages assets of the Fund, LCA, Peerless and their affiliates may give advice and recommend securities to other managed accounts or investment funds which may differ from advice given to, or securities recommended or bought for, the Fund, even though their investment objectives may be the same or similar.

LCA and Peerless and their directors, officers. employees and agents and the Trustees, officers and employees of the Fund devote only as much of their time to the activities of the Fund as they deem necessary and appropriate.  By the terms of the Management Agreement, Peerless, LCA and their affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships, or from engaging in other business activities (including the management of their personal accounts consistent with the restrictions placed on employees by LCA), even though such activities may be in competition with the Fund and/or may involve substantial time and resources.  These activities could be viewed as creating a conflict of interest in that the time and effort of Peerless, LCA and their officers and employees and officers and employees of the Fund will not be devoted exclusively to the business of the Fund, but will be allocated between the business of the Fund and the management of the assets of other advisees of Peerless or LCA.

When it is determined that it would be appropriate for the Fund and one or more other investment accounts managed by LCA or its affiliates to participate in an investment opportunity, LCA will seek to execute orders for all of the participating investment accounts, including the Fund, on an equitable basis, taking into account such factors as the relative amounts of capital available for new investments, relative exposure to short-term market trends and the investment programs and portfolio positions of the Fund and the affiliated entities for which participation is appropriate.  Orders may be combined for all such accounts, and if any order is not filled at the same price, they may be allocated on an average price basis.  Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis, which the LCA or its affiliates consider equitable.

Risks Relating to Investing in the Peerless Warrants and the Underlying Peerless Common Stock

You may not exercise your Peerless Warrants if such exercise would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.

In accordance with Sections 2(a)(4) and 15(d) of the Investment Company Act, the Management Agreement between the Fund and Peerless requires the consent of the Fund’s Trustees and shareholders upon an assignment of a controlling block of Peerless’ securities.  If such consent is not received, the Management Agreement will terminate.  Under Section 2(a)(9) of the Investment Company Act, there is a rebuttable presumption that  25% or more of the voting securities of a company constitutes a controlling block. Under the Exchange Act, any person or group acquiring beneficial ownership of 5% or more of the Peerless Common Stock is required to file with the SEC a Schedule 13D or 13G reporting such ownership.  To prevent the risk that the exercise of Peerless Warrants would result in a termination of the Management Agreement, the Peerless Warrants include a provision prohibiting any exercise that would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.  You will not be able to exercise your Peerless Warrants if such exercise would violate either of such limitations.

If Peerless is unable to maintain a current prospectus relating to the common stock underlying the Peerless Warrants, the Peerless Warrants may have little or no value and their markets may be limited.

The Peerless Warrants will not be exercisable and Peerless will not be obligated to issue shares of Peerless Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Peerless Common Stock issuable upon exercise of the Peerless Warrants is current and the Peerless Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement between [•], as warrant agent, and Peerless, Peerless has agreed to use its best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the Peerless Warrants until the expiration of the Peerless Warrants.  However, Peerless may not be able to do so.  If the prospectus relating to the common stock issuable upon exercise of the Peerless Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Peerless Warrants reside, the Peerless Warrants may not be exercisable before they expire and Peerless will not net-cash settle the Peerless Warrants.  Thus, the Peerless Warrants may be deprived of any value.  The market for the Peerless Warrants may be limited, and the Peerless Warrants may expire worthless and unredeemed.

The exercise of Peerless Warrants in the future would increase the number of shares of Peerless Common Stock eligible for  resale in the public market and result in an increase in the number of outstanding shares of Peerless Common Stock.  This might have an adverse effect on certain per share financial information, as well as the market price of the Peerless Common Stock.

To the extent Peerless Warrants are exercised, additional shares of Peerless Common Stock will be issued, which will result in an increase of the total number of outstanding shares of Peerless Common Stock and increase the number of shares eligible for resale in the public market.  Sales of substantial numbers of such shares in the public market could adversely affect certain Peerless financial information measured on a per share basis (including, but not limited to, earnings per share), which could in turn affect the market price of the Peerless Common Stock.

An investment in Peerless Warrants or Peerless Common Stock is also an investment in Peerless’ historical businesses and any other new businesses which Peerless may acquire or otherwise conduct.

Peerless is transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, PAM, is seeking to become a leading provider to mutual fund investors of alternative investment strategies which are typically offered by hedge funds.  Peerless has historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets, and continues to operate this legacy business.   An investment in the Peerless Warrants and Peerless Common Stock is subject to the risks associated with Peerless’ licensing business, as well as the risks associated with the business of PAM.

Risks Related to LCA

LCA does not have any operating history

Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience operating a registered investment company.

The investment advisory fees LCA receives may decrease in a market or general economic downturn, which would decrease its revenues and net income.

Because LCA is in the investment advisory business, its net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors on LCA’s assets under management, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment and client retention; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions.  These and other factors subject LCA to an increased risk of asset volatility.

Substantially all of LCA’s revenues are determined by the amount of assets under management.  Under LCA’s investment advisory contract with the Fund, the investment advisory fee is typically based on the Fund’s net asset value.

A decline in LCA’s assets under management for any reason, including, but not limited to any reason stated above, may have a material adverse effect on the results of operations and financial condition of LCA and Peerless.

The financial services industry faces substantial regulatory risks and LCA may experience reduced revenues and profitability if its services are not regarded as compliant with the regulatory regime.

The financial services industry is subject to extensive regulation.  Many regulators, including United States government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of an investment advisor.  The requirements imposed by regulators are designed to ensure the integrity of the financial markets and not to protect Peerless’ shareholders.

Governmental and self-regulatory organizations, including the SEC, the Financial Industry Regulatory Authority, or FINRA, and national securities exchanges such as the New York Stock Exchange (through its regulatory entity, NYSE Regulation, Inc.), impose and enforce regulations on financial services companies.  The types of regulations to which investment advisors and managers are subject are extensive and include, among other things: recordkeeping, fee arrangements, client disclosure, custody of customer assets, and the conduct of officers and employees.

The regulatory environment in which Peerless operates is also subject to modifications and further regulations.  For example, the growing trend of separating the fees mutual fund managers pay brokerage firms for investment research from brokerage commissions may trigger restrictions under the Investment Advisers Act.  New laws or regulations or changes in the enforcement of existing laws or regulations applicable to LCA, including any changes stemming from the ongoing global credit crisis, may adversely affect its business, and its ability to function in this environment depends on its ability to constantly monitor and react to these changes.

LCA faces strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than LCA offers, which could lead to pricing pressures that could have a material adverse affect on its revenue and profitability.

LCA competes with other firms – both domestic and foreign – in a number of areas, including investment performance, the quality of its employees, transaction execution, products and services, innovation, reputation and price.  LCA also faces significant competition as a result of a recent trend toward consolidation in the investment management industry.  In the past several years, there has been substantial consolidation and convergence among companies in this industry.  In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions.  Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive positions.  They also have the ability to support investment management activity with commercial banking, investment banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on its business.  LCA believes, in light of increasing industry consolidation that competition will continue to increase from providers of financial services products.  LCA may fail to attract new business and may lose clients if, among other reasons, LCA is not able to compete effectively.

LCA’s Management Agreement with the Fund is subject to termination on short notice.  Termination of this agreement will have a material impact on Peerless’ results of operations.

LCA will derive almost all of its revenue from an investment advisory contract with the Fund.  This contract is terminable by the Trustees without penalty upon 60 days’ notice.  LCA cannot be certain that it will be able to retain the Fund as a client.  If the Trustees of the Fund terminate the Management Agreement, LCA would lose all or substantially all of its revenues.  This would have a material adverse effect on Peerless’ results of operations.

A change in control of Peerless would automatically terminate the Management Agreement between LCA and the Fund, unless the Board of Trustees and Common Shareholders voted to continue the agreement.

Under the Investment Company Act, an investment management agreement with a fund must provide for its automatic termination in the event of its assignment.  Under the Investment Advisers Act, a client’s investment management agreement may not be “assigned” by the investment advisor without the client’s consent.  An investment management agreement is considered under both acts to be assigned to another party when a controlling block of the advisor’s securities is transferred.  An assignment of the Management Agreement may occur if, among other things, Peerless sells or issues a certain number of shares of Peerless Common Stock in the future.  LCA cannot be certain that the Fund will consent to an assignment of the Management Agreement or approve a new agreement with LCA if a change of control occurs.  Additionally, this restriction may discourage potential purchasers from considering an acquisition of a controlling interest in Peerless.

If LCA’s advisory contracts are assigned, LCA may receive a benefit in connection with the sale of LCA’s business only if certain conditions are met.

If LCA sells its business and, as a result, the Management Agreement is assigned, LCA may receive a benefit in connection with its sale of its business only if certain conditions are met following the sale and assignment of the advisory contracts.  Among these conditions is a requirement that no “unfair burden” be imposed on the Fund as a result of the transaction.  An unfair burden will be deemed to exist if, during the two years after the transaction, the predecessor or successor advisor or any interested person thereof is entitled to compensation from any person engaged in transactions with Peerless or from Peerless or its stockholders for other than bona fide advisory or administrative services.  This restriction may also discourage potential purchasers from considering an acquisition of a controlling interest in Peerless.

Loss of key employees could lead to the loss of clients, a decline in revenue and disruptions to its business.

LCA’s ability to attract and retain personnel is important to its ability to add new clients and to retain the Fund as a client.  The market for senior executives, qualified wholesalers, compliance professionals, marketing professionals, key managers and other professionals is competitive.  Loss of a significant number of key personnel may lead to the loss of clients, a decline in revenue and disruptions to the investment advisory business.

LCA currently relies on the Fund for all of its business, and the loss of the Fund as a client, or adverse developments with respect to the financial condition of the Fund could reduce Peerless’ revenue.

Currently, LCA’s revenue is entirely dependent upon its relationship with the Fund.  LCA expects this to continue in future periods for the foreseeable future.  This leaves LCA vulnerable to any adverse change in the financial condition of the Fund.  The loss of its relationship with the Fund of these relationships would have a material adverse impact on Peerless’ revenues.

Risks Related to the Structure of Peerless’ Business

The failure to receive regular distributions from LCA will adversely affect Peerless.

Because LCA is an indirect, wholly-owned subsidiary of Peerless, Peerless expects to receive substantial cash from distributions made to Peerless by LCA.  LCA’s payment of distributions to Peerless may be subject to claims by LCA’s creditors and to limitations applicable to LCA under federal and state laws, including securities and bankruptcy laws.  Additionally, LCA may default on some or all of the distributions that are payable to Peerless.  As a result, Peerless cannot guarantee it will always receive these distributions from LCA.  The failure to receive the distributions to which Peerless is entitled would adversely affect us, and may affect its ability to make payments on its obligations.

Peerless’ right to receive any assets of LCA upon its liquidation or reorganization, and thus the right of its stockholders to participate in those assets, typically would be subordinated to the claims of LCA’s creditors.  In addition, even if Peerless were a creditor of LCA, its rights as a creditor would be subordinated to any security interest and indebtedness of LCA that is senior to it.

The risks factors set forth in Part I, Item 1A of the Peerless Form 10-K are hereby incorporated by reference herein.  Such risks factors are supplemented by the risks set forth in this prospectus.

THE FUND

The Fund is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act.  The Fund was organized under the laws of the State of Delaware, pursuant to the Certificate of Statutory Trust filed with the Delaware Secretary of State on May 12, 2011.  The Fund has no operating history.  The Fund’s principal office is located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, and its telephone number is (203) 350-0040.

USE OF PROCEEDS

The Fund will receive all proceeds of the offering pursuant to this prospectus.  The net proceeds of the offering of Common Shares will be approximately $[•] ($[•] if the Underwriters exercise the overallotment option in full) after payment of the estimated offering costs.  Upon the exercise of the Peerless Warrants, Peerless will receive cash proceeds of $5.00 per share, subject to adjustment described under “Peerless Systems Corporation – Description of Peerless Securities.”

Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) that exceed $.04 per Unit.  The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objectives and policies as stated below.  It is presently anticipated that the Fund will be able to invest substantially all of the net proceeds in securities that meet the Fund’s investment objective and policies within approximately three to six months after the completion of the offering.  Pending such investment, it is anticipated that the proceeds will be invested in high quality, short-term money market instruments or in short-term or long-term securities issued by the United States government and its agencies or instrumentalities.  Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s net asset value would be subject to less fluctuation than would be the case at such time as the Fund is fully invested.

THE FUND’S INVESTMENTS

Investment Objective

The Fund’s investment objective is to provide a high level of total return.  The Fund seeks to achieve its investment objective by investing in a non-diversified portfolio of equity securities of companies domiciled in the United States or Canada.

The Fund offers investors a value-oriented strategy with an activist approach that is typically offered by hedge funds with an activist strategy.  We believe that pursuing this strategy in the closed end structure offers unique benefits to investors.  Interests in hedge funds do not have a public market and investors generally receive liquidity at specified times (for example, on an annual or quarterly basis).  In contrast, the Common Shares will be listed on The Nasdaq Capital Market, which should generally provide investors with liquidity on every day on which such market is open for trading.  In addition, the closed-end fund structure offers the potential for reduced fees as compared to hedge funds.  The Fund will charge an annual fee (paid monthly) of 2.90% of assets under management, whereas hedge funds generally charge between 1-2% of assets under management and 20% of the profits.  Also, unlike hedge funds, the Fund will be subject to the reporting requirements of the Investment Company Act, the Exchange Act and The Nasdaq Capital Market.  The Fund will be required to provide annual reports to shareholders and be subject to the corporate governance requirements of The Nasdaq Capital Market, including having an audit committee comprised of three independent members.  This provides enhanced transparency and accountability to shareholders.  Hedge funds generally limit investment to a few institutions or wealthy investors.  As a company registered under the Investment Company Act and the Securities Act, we believe the Fund offers the unique ability for the general public to participate in its value-oriented strategy with an activist approach.  Investors in the Fund who invest in Units will receive the Peerless Warrants, which will enable them to participate in Peerless’ growth related to the Management Agreement and Peerless’ legacy business.  Lastly, the minimum investment size for the Fund is substantially lower than the large minimum investments generally required by hedge funds.

Benefits of the Fund vs. Hedge Funds with an Activist Strategy

	Peerless Value Opportunity Fund (Closed-End Fund)	Hedge Funds with an Activist Strategy
Liquidity	Daily liquidity; Shares traded on The Nasdaq Capital Market	No public market; Liquidity on specified dates
Fees	2.90% of assets under management	Generally 1-2% of assets under management and 20% of the profits
Reporting requirements	Various annual and quarterly filings under the Nasdaq Capital Market and Investment Company Act/Exchange Act	Minimal
Corporate Governance	Corporate governance rules of The Nasdaq Capital Market, including a 3 person independent audit committee	Non-regulated
Who can invest	General public	Generally, institutions and wealthy individuals
Minimum Investment Amount	The price of a single share.	Generally a minimum of $1 million
Ability to Participate in the growth of the parent of the fund manager	Yes	No

In furtherance of the Fund’s investment objectives, LCA will apply a value-oriented investment strategy, through which it opportunistically seeks to identify undervalued companies domiciled in the United States or Canada.  LCA’s investment process will employ rigorous bottom-up research to select securities it believes to be undervalued or mispriced.  In certain circumstances such undervaluation or mispricing may be the result of an impediment that causes investors to attribute a discount to its intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.

While pursuing an activist strategy, the Fund will over a period of time acquire the company’s securities and may contact the company’s management and board of directors to engage in discussions as to how shareholder value can be maximized.  If the company is not receptive, the Fund will then explore building alliances with other shareholders to attempt to further influence the management and the board.  If appropriate, the Fund will initiate a proxy contest to seek representation on the company’s board or make shareholder proposals regarding the company’s corporate governance or operations.

It is anticipated that the Fund’s total return, if any, will be generated from realized and unrealized capital gains, dividends and interest income from the Fund’s investments in equity securities and total returns generated from the Fund’s other investment techniques.  The Fund’s investments will generate varying returns based upon market conditions and other factors.

Investment Policies and Restrictions

The Fund’s portfolio will be composed principally of the investments briefly summarized below.  A more detailed description of the Fund’s investment policies and restrictions and more detailed information about the Fund’s portfolio investments are contained in the SAI.

Common Stocks.  Common stocks generally represent an ownership interest in an issuer, without preference over any other class of securities, including such issuer’s debt securities, preferred stock and other senior equity securities.  Common stocks are entitled to the income and increase in the value of the assets and business of the issuer after all its debt obligations and obligations to preferred shareholders are satisfied.  Common stocks generally have voting rights.  Common stocks fluctuate in price in response to many factors, including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.  The Fund intends that the common stocks in which it will invest will primarily be securities that LCA believes to be undervalued, or mispriced.  In certain circumstances such undervaluation or mispricing may be the result of an impediment that causes investors to attribute a discount to its intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.

Preferred Stocks.    Preferred stocks with predominantly equity investment characteristics, like common stocks, represent an equity ownership in an issuer.  Generally, preferred stocks have a priority of claim over common stocks in dividend payments and upon liquidation of the issuer.  Unlike common stocks, preferred stocks do not usually have voting rights.  Preferred stocks in some instances are convertible into common stocks.  Although they are equity securities, preferred stocks have certain characteristics of both debt securities and common stocks.  They are debt-like in that their promised income is contractually fixed.  They are like common stocks in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments.  Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Convertible Securities.    Convertible securities are bonds, debentures, notes, preferred securities or other securities that may be converted or exchanged (by the holder or the issuer) into shares of the underlying common shares (or cash or securities of equivalent value) at a stated exchange ratio or predetermined price (the “conversion price”).  Convertible securities have general characteristics similar to both debt securities and common stocks.  The interest paid on convertible securities may be fixed or floating rate.  Although to a lesser extent than with debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, will also react to the variations in the general market for common stocks.  Depending upon the relationship of the conversion price to the market value of the underlying common stock, a convertible security may trade more like common stock than a debt instrument.  See “Risk Factors-Risks of Investing in the Fund—Convertible Securities Risks.”

Warrants.    A warrant is a certificate that gives the holder of the warrant the right to buy, at a specified time or specified times, from the issuer of the warrant, the common stock of the issuer at a specified price.

REITs.    REITs are companies that own and manage real estate, including apartment buildings, offices, shopping centers, industrial buildings and hotels.  By investing in REITs, the Fund may gain exposure to the real estate market with greater liquidity and diversification than through direct ownership of property, which can be costly and require ongoing management and maintenance, and which can be difficult to convert into cash when needed.

Exchange-Traded Funds (“ETFs”).    The Fund may invest in ETFs, which are investment companies that generally aim to track or replicate a desired index, such as a sector or market segment.  Most ETFs are passively managed and their shares are traded on a national securities exchange.  ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.” The investor purchasing a creation unit may sell the individual shares on a secondary market.  Therefore, the liquidity of ETFs depends on the adequacy of the secondary market.  There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index.  ETFs are subject to the risks of investing in the underlying securities.  The Fund, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees.  These expenses are in addition to the direct expenses of the Fund’s own operations.

Equity Put and Call Options.   The Fund may purchase and sell “call” and “put” options on securities and securities indices which are listed on a national securities exchange or in the over-the- counter markets as a means of increasing exposure or hedging the value of the Fund’s portfolio.  The Fund will not write (i.e., sell) options in an amount exceeding 25% of its total assets, or invest (i.e., purchase) more than 25% of its total assets in options.

A “call” option is a contract that gives the holder of the option the right to buy from the writer (i.e., the seller) of the option, in return for a premium paid, the security underlying the option at a specified exercise price at any time during the term of the option.  The writer of the call option has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price during the option period.  A “put” option is a contract that gives the holder of the option the right to sell to the writer (i.e., the seller), in return for the premium, the underlying security at a specified price during the term of the option.  The writer of the put option, who receives the premium, has the obligation to buy the underlying security upon exercise, at the exercise price during the option period.

Options on securities indices work in much the same manner as options on securities discussed above, except that delivery of cash rather than the underlying securities is made.  Cash settled index options do not relate to a particular number of shares.  Rather, the “size” of a cash-settled index option contract is determined by the index “multiplier.”  A stock index fluctuates with changes in the market values of the stocks included in the index, although due to differences in trading times and days or other factors, a stock index option may not reflect actual market values of the underlying securities in the index at certain times.

If the Fund has written an option, it may terminate its obligation by effecting a closing purchase transaction.  This is accomplished by purchasing an option of the same series as the option previously written.  There can be no assurance that a closing purchase transaction can be effected when the Fund so desires.  An exchange- traded option may be closed out only on an exchange which provides a secondary market for an option of the same series.  Although the Fund will generally purchase or write those options for which there appears to be a secondary market, there can be no assurance that a liquid secondary market will exist for any particular option.

Repurchase Agreements.    The Fund may enter into repurchase agreements (the purchase of a security coupled with an agreement to resell that security at a higher price) with respect to its permitted investments.  The Fund’s repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the agreement, and will be marked-to-market daily.

Below Investment Grade Securities.    Under normal circumstances, the Fund may invest up to 25% of its Managed Assets in ratable securities that are rated below investment grade or that are unrated but judged by LCA to be of comparable quality.  Securities rated below investment grade are judged to have speculative elements.  The ratings of Moody’s, S&P, Fitch and the other rating agencies represent their opinions as to the quality of the obligations that they undertake to rate.  Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations.  Although these ratings may be an initial criterion for selection of portfolio investments, LCA also will independently evaluate these ratable securities and the ability of the issuers of such securities to pay interest and principal.  To the extent that the Fund invests in lower grade ratable securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on LCA’s credit analysis than would be the case when the Fund invests in rated securities.  See Appendix A in the SAI for a description of security ratings.

Illiquid Securities.    The Fund may invest its Managed Assets in equity securities that are illiquid (i.e., securities that are not readily marketable).  For this purpose, illiquid securities may include, but are not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144 under the Securities Act, that are deemed to be illiquid, and certain repurchase agreements and securities subject to the short swing profit rules of Section 16 under the Exchange Act.  The Board of Trustees or its delegate has the ultimate authority to determine which securities are liquid or illiquid.  The Board of Trustees has delegated to LCA the day-to-day determination of the illiquidity of any security held by the Fund, although it has retained oversight and ultimate responsibility for such determinations.  No definitive liquidity criteria are used.  The Board of Trustees has directed LCA when making liquidity determinations to look for such factors as (i) the nature of the market for a security (including the institutional private resale market; the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security; the amount of time normally needed to dispose of the security; and the method of soliciting offers and the mechanics of transfer), (ii) the terms of certain securities or other instruments allowing for the disposition to a third party or the issuer thereof (e.g., certain repurchase obligations and demand instruments), (iii) legal requirements and (iv) other relevant factors.

When-Issued and Delayed Delivery Transactions.    The Fund may buy and sell securities on a when-issued or delayed delivery basis, making payment or taking delivery at a later date, normally within 15 to 45 days of the trade date.  This type of transaction may involve an element of risk because no interest accrues on the securities prior to settlement and, because securities are subject to market fluctuations, the value of the securities at time of delivery may be less (or more) than their cost.  A separate account of the Fund will be established with its custodian consisting of cash equivalents or liquid securities having a market value at all times at least equal to the amount of any delayed payment commitment.

Defensive Position; Invest-Up Period; Changes to Investment Guidelines.    During temporary defensive periods or in order to keep the Fund’s cash fully invested, including the period during which the net proceeds of the offering of Common Shares are being invested, the Fund may deviate from its investment objectives.  In such a case, the Fund may not pursue or achieve its investment objective.  In addition, upon LCA’s recommendation that a change would be in the best interests of the Fund and its shareholders and subject to approval by the Board of Trustees and to shareholder notification of material changes, LCA may deviate from its investment guidelines discussed herein.

Portfolio Turnover.  The Fund may engage in portfolio trading when considered appropriate, but short-term trading in the Fund’s portfolio will not be used as the primary means of achieving the Fund’s investment objective.  The Fund expects a moderate level of annual portfolio turnover.  The turnover rate is not expected to exceed 100% under normal circumstances.  However, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in the opinion of LCA, investment considerations warrant  such action.  A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.  High portfolio turnover may result in the realization of net short-term capital gains by the Fund, which, when distributed to shareholders, will be taxable as ordinary income.  See “Tax Matters.”

Concentration.  The Fund believes that good investment ideas, and the time required to successfully exploit them, are both limited.  Therefore, to the extent circumstances permit, LCA intends to adopt a selective approach to evaluating potential investments.  The portfolio may not be diversified as to industries, and substantial positions may be taken in the securities of a single issuer.

USE OF LEVERAGE

Upon LCA’s determination that it would be in the best interests of the Fund and its Common Shareholders, the Fund likely will seek to increase total returns by utilizing financial leverage through Borrowings.  The Board of Trustees has approved the use of leverage by the Fund, with an initial leverage limit of approximately 33 1/3% of the Fund’s Managed Assets, which leverage limit may be increased or decreased by the Board of Trustees from time to time.  The amount of leverage utilized by the Fund at any given time, up to the leverage limit, will be determined by LCA, subject to oversight by LCA and the Board of Trustees.  The Fund intends that leverage, if any, utilized by the Fund for at least two years following this offering will be accomplished through Borrowings.  Subject to the leverage limit established by the Board of Trustees (33 1/3% of the Fund’s Managed Assets), LCA may, at its discretion, opportunistically vary the Fund’s percentage use of leverage depending on its assessment of market conditions and investment opportunities across global markets.  The use of leverage by the Fund in excess of the established leverage limit (other than as a result of a decrease in the Fund’s net asset value as discussed below) would require the approval of the Board of Trustees.  If the Fund’s percentage use of leverage increases over the established leverage limit as a result of a decrease in the Fund’s net asset value, the Fund may be required to reduce its amount of leverage at or below the established leverage limit based on guidelines established by the Board of Trustees.  As a result, the Fund may be required to sell securities in its portfolio at times and/or at prices that are disadvantageous to the Fund.  LCA will be responsible for originating and managing the Fund’s leverage facilities, and LCA will continually monitor the use of leverage by LCA, including adjustments in the percentage use of leverage by the Fund up to the leverage limit and consistent with guidelines established by the Board of Trustees.

So long as the rate of total return, net of all applicable Fund expenses, on the Fund’s portfolio investments exceeds then current interest rate on any Borrowings, the investment of the proceeds of Borrowings will be beneficial to Common Shareholders from a total return standpoint.  If so, the excess total return may be available to pay higher distributions to Common Shareholders, or may result in accretion to the Fund’s Managed Assets and net asset value.  There is no assurance that the Fund will use leverage or that the Fund’s leverage strategy seeking to enhance total returns will be successful.

The Fund will pay LCA a management fee based on a percentage of Managed Assets.  Managed Assets include the proceeds realized from the Fund’s use of leverage.  LCA will base its decision whether and how much to leverage the Fund based solely on its assessment of whether such use of leverage will advance the Fund’s investment objective.  The Board of Trustees will be responsible for overseeing LCA’s use of leverage and evaluating LCA’s performance in managing the portfolio and using leverage to achieve the Fund’s investment objective.  The fact that a decision to increase the Fund’s leverage will have the effect of increasing Managed Assets and therefore LCA’s advisory fees means that LCA may have an incentive to increase the Fund’s use of leverage.  LCA will seek to manage that incentive by only increasing the Fund’s use of leverage when it determines that such increase is consistent with the Fund’s investment objective, and by periodically reviewing the Fund’s performance and use of leverage with the Board of Trustees.

Borrowings will have seniority over the Common Shares.  The use of Borrowings will leverage the Common Shares.  There is no assurance that the Fund’s leveraging strategy will be successful.

Changes in the value of the Fund’s portfolio investments, including costs attributable to Borrowings will be borne entirely by the Common Shareholders.  If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the net asset value per Common Share to a greater extent than if the Fund were not leveraged.  During periods in which the Fund uses leverage, the fees paid to LCA for advisory services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes Borrowings.

Under the Investment Company Act, the Fund generally is not permitted to issue commercial paper or notes or borrow unless immediately after the borrowing or commercial paper or note issuance the value of the Fund’s total assets less liabilities other than the principal amount represented by commercial paper, notes or borrowings, is at least 300% of such principal amount.  In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total assets, less liabilities other than the principal amount represented by commercial paper, notes or borrowings, is at least 300% of such principal amount.  If the Fund borrows, the Fund intends, to the extent possible, to maintain the required asset coverage.  Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.

Assuming the utilization of leverage through Borrowings in an amount currently anticipated to represent up to approximately 33 1/3% of the Fund’s Managed Assets, at a combined interest, dividend or payment rate of [•]% payable on such leverage, the income generated by the Fund’s portfolio (net of non-leverage expenses) must exceed [•]% in order to cover such interest, dividend or payment rates and other expenses specifically related to Borrowings.  These numbers are merely estimates, used for illustration.  Actual interest, dividend or payment rates may vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC.  It is designed to illustrate the effect of leverage on Common Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of investments held in the Fund’s portfolio net of expenses) of –10%, –5%, 0%, 5% and 10%.  These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund and actual returns may be greater or less than those appearing in the table.  The table further reflects the use of Borrowings representing 30% of the Fund’s Managed Assets, and the Fund’s currently projected annual borrowing interest rate, dividend rate or payment rate set by an interest rate transaction of [•]%.  See “Risk Factors—Leverage Risks.”

Assumed Portfolio Total Return (Net of Expenses)%		%	%	%	%
Common Share Total Return	%	%	%	%	%

Fund Common Share total return is comprised of gains or losses on the value of the securities the Fund owns.  As required by the SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation.

DISTRIBUTIONS

The Fund’s policy is to distribute to shareholders, on an annual basis, substantially all of its net investment income, and to distribute, at least annually, any net realized capital gains.  If, for any calendar year, the total distributions exceed net investment income and net realized capital gains, the excess, distributed from the Fund’s assets, will generally be treated as a tax-free return of capital (up to the amount of the shareholder’s tax basis in his or her shares).  The amount treated as a tax-free return of capital will reduce a shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the sale of such shares.  Such excess, however, will be treated first as ordinary income up to the amount of the Fund’s current and accumulated earnings and profits, and then as return of capital and capital gains.

In the event the Fund distributes amounts in excess of its net investment income and net realized capital gains, such distributions will decrease the Fund’s total assets and, therefore, have the likely effect of increasing the Fund’s expense ratio.  In addition, in order to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

Shareholders may elect to receive all distributions in cash paid by check.  Pursuant to the Dividend Investment Plan, shareholders not making such election will have all such amounts automatically reinvested in whole or fractional Common Shares of the Fund, as the case may be.

The Board of Trustees reserves the right to change the distribution policy from time to time.

DIVIDEND INVESTMENT PLAN

Pursuant to the Fund’s Dividend Investment Plan (the “Plan”), unless a holder of Common Shares or Units elects otherwise, all cash dividends, capital gains distributions, and other distributions are automatically reinvested in additional Common Shares.  Holders who elect not to participate in the Plan (including those whose intermediaries do not permit participation in the Plan by their customers) will receive all dividends and distributions payable in cash directly to the holder of record (or, if the Common Shares or Units are held in street or other nominee name, then to such nominee).  Holders may elect not to participate in the Plan and to receive all distributions of dividends and capital gains or other distributions in cash by sending written instructions to  [•].  Participation in the Plan may be terminated or resumed at any time without penalty by written notice if received by [•] at least 10 business days prior to the record date for the next distribution.  Otherwise, such termination or resumption will be effective with respect to any subsequently declared distribution.

Under the Plan, holders receive Common Shares in lieu of cash distributions unless they have elected otherwise as described in the preceding paragraph.  Common Shares will be issued in lieu of cash by the Fund from previously authorized but unissued Common Shares.  If the market price of a share on the ex-dividend date of such a distribution is at or above the Fund’s net asset value per share on such date, the number of shares to be issued by the Fund to each holder receiving shares in lieu of cash distributions will be determined by dividing the amount of the cash distribution to which such holder would be entitled by the greater of the net asset value per share on such date or 95% of the market price of a share on such date.  Market price on any day means the closing price for the Common Shares at the close of regular trading on The Nasdaq Capital Market on such day or, if such day is not a day on which the Common Shares trade, the closing price for the Common Shares at the close of regular trading on the immediately preceding day on which trading occurs.  If the market price of a share on such an ex-dividend date is below the net asset value per share, the number of shares to be issued to such holder will be determined by dividing the distribution amount by the per share net asset value.

Holders who hold their shares in the name of a broker or other nominee should contact such broker or other nominee to discuss the extent to which such nominee will permit their participation in the Plan.  The Fund will administer the Plan on the basis of the number of shares certified from time to time by nominees as representing the total amount of shares held through such nominees by beneficial holders who are participating in the Plan and by delivering shares on behalf of such beneficial holders to the nominees’ accounts at The Depository Trust Company.

[•] will maintain all holders’ accounts in the Plan not held by The Depository Trust Company and furnish written confirmation of all transactions in the account, including information needed by holders for tax records.  Shares in the account of each Plan participant will be held in non-certificated form in the name of the participant, and each holder’s proxy will include those shares purchased or received pursuant to the Plan.

Although there is no present intention to do so, the Fund may make open market purchases of its Common Shares from time to time, when the Fund is trading at a discount to net asset value, in an amount approximately sufficient to offset the growth in the number of Common Shares attributable to the reinvestment of the portion of its distributions to holders that are attributable to distributions received from portfolio investments less Fund expenses.  Assets of the Fund used to repurchase Common Shares are not available for investment in accordance with the Fund’s investment objectives and strategies.

The Fund reserves the right to amend or terminate the Plan as applied to any distribution paid subsequent to written notice of the change sent to participants in the Plan at least 90 days before the record date for such distribution.  There are no service or brokerage charges to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable to the Fund by the participants.  The Fund also reserves the right to amend the Plan to provide for payment of brokerage fees by Plan participants in the event the Plan is changed to provide for open market purchases of Common Shares on behalf of Plan participants.  All correspondence concerning the Plan should be directed to [•] at  [•] [•]-[•].

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends.  See “Tax Matters.”

MANAGEMENT OF THE FUND

Trustees and Officers

The business and affairs of the Fund, including supervision of the duties performed by LCA, are managed under the direction of its Board of Trustees.  The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Portfolio Managers

The members of LCA’s Investment Committee will be determined from time to time by the board of directors of LCA.  The Investment Committee is primarily responsible for the management of the Fund’s portfolio, and currently consists of [●], [●] and Mr. Timothy E. Brog, a trustee and Co-Portfolio Manager of the Fund.  Mr. Brog also serves as the Chairman of the Committee.  Each Co-Portfolio Manager is responsible for researching potential investments and performing related due diligence on behalf of LCA.  The Co-Portfolio Manager will then present the investment to the committee.  Any investment by the Fund would require approval of a majority of the members of the Investment Committee at any meeting of the committee at which a quorum is present.  All three members of the committee are required to be present for a quorum.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.

Investment Advisor

LCA, a registered investment advisor, is a newly formed indirect, wholly-owned subsidiary of Peerless.  (For information regarding Peerless, see “Peerless Systems Corporation” below).  LCA is responsible for managing the Fund’s overall strategy and operations and implementing the Fund’s investment strategy and use of leverage.  LCA also is responsible for managing the Fund’s business affairs and providing certain clerical, bookkeeping and administrative services.    Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience operating a registered investment company.  See “Risk Factors – Risks of Investing In the Fund – No Prior Fund or LCA History”

LCA principally will use fundamental research to identify potential portfolio investments.  While LCA will have access to such research from a variety of sources, it will rely substantially on its own research.  This research may include analysis of financial statements and other data, meeting company personnel, visiting company facilities, reviewing customers and competitors, and analyzing comparable companies or securities.  The purpose of this research is to develop unique investment insights that LCA believes may provide a basis for investment profitability.  LCA also applies a strong sell discipline in which it considers selling a security when it shows deteriorating fundamentals, falls short of expectations and/or has reached a valuation LCA believes is no longer compelling.

While LCA intends to conduct basic research regarding a broad range of companies, it will focus special attention on companies with one or more of the following characteristics:

●	Low price/cash flow ratio
●	Low price/book value ratio
●	Large cash positions
●	Low price/earnings ratio
●	Undervalued or underutilized assets
●	Decline in share price over extended period of time
●	Disgruntled shareholder base
●	Insiders control less than 30% of outstanding voting equity
●	Little or no research coverage by securities firms
●	Industry or environment is undergoing substantial change
●	Small market capitalization (i.e., less than $750 million)
●	Suboptimal capital structure
●	Disparate business segments

LCA believes that over time, the price of a security should approximate the intrinsic value of its business.  However, capital markets will often take a short-term view and may price a company at well below its true worth.  Companies may be undervalued relative to their intrinsic worth or exhibit substantial unrecognized earnings and price appreciation potential.  These discrepancies are often unrelated to the economic value of the company, but are instead linked to perceptions and misconceptions of markets.   The challenge lies both in recognizing these inefficiencies and their causes, and in capitalizing thereon.

The Fund will then identify a catalyst, or, if necessary, become the catalyst seeking to enhance value through activist initiatives.  The Fund will also trade opportunistically to take advantage of market dislocations and short-term opportunities.

Investment Management Agreement

Pursuant to an investment management agreement between LCA and the Fund, the Fund has agreed to pay a 2.90% annual management fee for the services and facilities provided by LCA, payable on a monthly basis.

In addition to LCA’s fee, the Fund pays all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with LCA), custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of its independent registered public accounting firm, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, listing fees and taxes, if any.

A discussion regarding the Board of Trustees’ approval of the Management Agreement and the factors the board considered will be included in the Fund’s next annual or semi-annual report to shareholders.  The basis for subsequent continuations of those agreements will be provided in annual or semi-annual reports to shareholders for the periods during which such continuations occur.

Administration Agreement

[•] (the “Fund Administrator”) has been selected as administrator to provide the Fund with substantially all of the Fund’s accounting and other administrative services, as more completely described in the SAI.  Administrative costs are reimbursed to LCA and consist of out of pocket or other incremental expenses, including allocations of costs incurred by us, LCA and its affiliates and payments to the Fund Administrator.  The fee paid to the Fund Administrator is computed on the basis of the Fund’s managed assets at an annual rate equal to [•]% of the Managed Assets, with a minimum fee of $[•].  The Fund Administrator is paid monthly.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of Common Shares.  The Board of Trustees may determine to issue additional Common Shares without approval of the Common Shareholders.  All Common Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation.  A more detailed description of the Common Shares is contained in the SAI under “Description of Shares.”

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST

The Fund’s declaration of trust contains provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to an open end fund, including, but not limited to, the following:

●
The Board of Trustees is divided into three classes, each having a term of three years.  At each annual meeting of shareholders, the terms of only one class of Trustees expires and new Trustees are elected for terms of three years.  This provision of the Declaration of Trust could delay for up to two years the replacement of a majority of the Board of Trustees.

●
The number of Trustees is currently four.  However, the Board of Trustees may increase the number of Trustees.  Vacancies on the Board of Trustees, including vacancies caused by an expansion in the Board of Trustees, which may be filled by a majority action of the Fund’s Trustees then in office.  These provisions of the Declaration of Trust may prevent a change in the majority of the Board of Trustees for longer than two years.

●	A Trustee may only be removed from office for cause and by a vote of 75% of the Fund’s shares entitled to vote for election of the Trustee.

●	The affirmative vote of 75% of the Board of Trustees and of 75% of the Common Shareholders is required to convert the Fund from a closed-end to an open end investment company.

●
Any one person or group of persons is restricted from owning more than 9.8% of the Fund’s outstanding shares except LCA and those persons or groups of persons granted an exception at the sole discretion of the Board of Trustees.

A more detailed description of the provisions that could limit the ability of other entities or persons to acquire control of the Fund or take actions respecting the Fund and the Board of Trustees is contained in the SAI under “Certain Provisions in the Declaration of Trust.”

NET ASSET VALUE

The Fund will determine the net asset value of its shares daily, as of the close of regular session trading on The Nasdaq Capital Market (normally 4:00 p.m. New York time).  Net asset value is computed by dividing the value of all assets of the Fund (including accrued interest and dividends), less all liabilities (including accrued expenses and dividends declared but unpaid), by the total number of shares outstanding.

For purposes of determining the net asset value of the Fund, readily marketable portfolio securities listed on The Nasdaq Capital Market are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of The Nasdaq Capital Market on the business day as of which such value is being determined.  If there has been no sale on such day, long positions are valued at the last available bid price and short positions are valued at the last available ask price.  If no bid or asked prices are quoted on such day, then the security is valued by such method as the Board of Trustees shall determine in good faith to reflect its fair market value.  Readily marketable securities not listed on The Nasdaq Capital Market but listed on other domestic exchanges or admitted to trading on The Nasdaq national list are valued in a like manner except that Nasdaq national list securities are valued using The Nasdaq official closing price for such securities.  Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the tape at the close of the exchange representing the principal market for such securities.

Generally, readily marketable securities traded in the OTC market, including listed securities whose primary market is believed by LCA to be OTC, but excluding securities admitted to trading on The Nasdaq national list, are generally valued at the mean of the current bid and asked prices as reported by Nasdaq or, in the case of securities not quoted by Nasdaq, the National Quotation Bureau or such other comparable source as the Board of Trustees deems appropriate to reflect their fair market value.  Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees.  However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed by the Board of Trustees to reflect the fair market value of such securities.  The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities.  Where securities are traded on more than one exchange and also OTC, the securities will generally be valued using the quotations the Board of Trustees believes reflect most closely the value of such securities.  In addition, if it is determined that market prices for a security are unavailable or inappropriate, the Board of Trustees, or its designee, may determine the fair value for the security.

When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability.  The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price.  Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter (“OTC”) market, the last bid price.  Other investments are stated at market value.  Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Fund believes that this method no longer produces fair valuations.  Repurchase agreements will be valued at cost plus accrued interest.  Generally, trading in mortgage-backed securities, United States government securities and money market instruments is substantially completed each day at various times prior to the close of business on The Nasdaq Capital Market.  The values of such securities used in computing the net asset value of the Fund’s shares are determined at such times.

Securities that are fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair value procedures.

REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND

The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares.  Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), net asset value, dividend stability, relative demand for and supply of such shares in the market, general market and economic conditions and other factors.  Because shares of a closed-end investment company may frequently trade at prices lower than net asset value, the Board of Trustees may from time to time consider action that might be taken to reduce or eliminate any material discount from net asset value in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares at net asset value, or the conversion of the Fund to an open-end investment company.  There is no present intention to take any such action and there can be no assurance, that the Board of Trustees will decide to take any of these actions in the future, or that any share repurchases or tender offers, if undertaken, will reduce market discount.

The SEC currently requires that any tender offer made by a closed-end investment company for its shares must be at a price equal to the net asset value of such shares on the close of business on the last day of the tender offer.  Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering shareholders.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer.  Interest on any Borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income.  Any share repurchase, tender offer or borrowing that might be approved by the Board of Trustees would have to comply with the Exchange Act and the Investment Company Act and the rules and regulations thereunder.

Although the decision to take action in response to a discount from net asset value will be made by the Board of Trustees at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of Common Shares or a tender offer for such shares if (1) such transactions, if consummated, would (a) result in the delisting of the Common Shares from The Nasdaq Capital Market or elsewhere, or (b) impair the Fund’s status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Fund) or as a registered closed-end investment company under the Investment Company Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objectives and policies in order to repurchase shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on The Nasdaq Capital Market or elsewhere, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by United States or state banks in which the Fund invests, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by lending institutions or on the exchange of non-United States currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition that would have a material adverse effect (including any adverse tax effect) on the Fund or its shareholders if shares were repurchased.  The Board of Trustees may in the future modify these conditions.

Conversion to an open-end company would require the approval of the holders of at least 75% of the Common Shares outstanding at the time.  See “Certain Provisions in the Declaration of Trust and Bylaws” for a discussion of voting requirements applicable to conversion of the Fund to an open-end company.  If the Fund converted to an open-end company, the Common Shares would no longer be listed on The Nasdaq Capital Market or elsewhere.  Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the Investment Company Act or rules thereunder) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption.  In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end companies typically engage in a continuous offering of their shares.  Open-end companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.  The Board of Trustees may at any time propose conversion of the Fund to an open-end company depending upon their judgment as to the advisability of such action in light of circumstances then prevailing.

The repurchase by the Fund of its shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding.  However, there can be no assurance that share repurchases or tenders at or below net asset value will result in the Fund’s shares trading at a price equal to their net asset value.  Nevertheless, the fact that the Fund’s shares may be the subject of repurchase or tender offers at net asset value from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and net asset value that might otherwise exist.

In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s total assets, which would likely have the effect of increasing the Fund’s expense ratio.  See “Risk Factors-Leverage Risks.”

If the Common Shares trade below net asset value, before deciding whether to take any action, the Board of Trustees will consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, market considerations and the impact  on the Fund and its shareholders.  Based on these considerations, even if the Fund’s shares should trade at a discount, the Board of Trustees may determine that, it is not in the interest of the Fund and its shareholders to take any action.

TAX MATTERS

The Fund intends to qualify and be treated as a regulated investment company under the Internal Revenue Code.  The Fund currently intends to distribute substantially all of its net investment income annually, and to distribute, at least annually, any net realized capital gains, thereby avoiding the imposition on the Fund of federal income and excise taxes on such distributed income and gain.  Although the Fund will generally not be taxed on certain amounts it distributes, most shareholders will be taxed on amounts they receive.  A particular distribution will generally be taxable as either ordinary income or long-term capital gain, whether paid in cash or reinvested in additional Common Shares.  Dividends paid to you out of the Fund’s “investment company taxable income” (which includes dividends the Fund receives, any interest income and net short-term capital gain) will generally be taxable to you as ordinary income to the extent of the Fund’s earnings and profits, except with respect to “qualified dividend income.”  Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that are properly designated as capital gain dividends are taxable to you as long-term capital gains, regardless of how long you have held the Common Shares.

After the end of each taxable year, the Fund will notify shareholders of the federal income tax status of any distributions, or deemed distributions, made by the Fund during such year.  For a more detailed discussion of tax matters, see “Tax Matters” in the SAI.

PEERLESS SYSTEMS CORPORATION

A description of Peerless’ business is hereby incorporated by reference to Part I, Item 1 of the Peerless Form 10-K.  Such description is hereby supplemented as follows:

On May 12, 2011, LCA was formed as an indirect, wholly-owned subsidiary of Peerless.  LCA will be the advisor to the Fund and will apply to become a registered investment advisor.  See “LCA Above”

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets.   Peerless seeks to maximize the value of its historical licensing business.  Peerless is also transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, PAM, is seeking to become a leading provider to mutual fund investors of alternative investment strategies which are typically offered by hedge funds.

Forward-Looking Statements Regarding Peerless

Statements made by Peerless in this prospectus that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act.  These forward-looking statements are necessarily estimates reflecting the judgment of Peerless’ senior management based on its current estimates, expectations, forecasts and projections and include comments that express Peerless’ current opinions about trends and factors that may impact future operating results.  Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.  These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of Peerless’ control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements.  These risks, uncertainties and other factors which could cause results to differ materially from management’s expectations are discussed in this prospectus.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors – Risks Related to Investing in Peerless Warrants and Peerless Common Stock” below and the section entitled “Risk Factors” in the Peerless Form 10-K and any Quarterly Reports on Form 10-Q subsequently filed by Peerless.  Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by Peerless about its businesses including, without limitation, the risk factors discussed above.

Peerless intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbor.  Investors are cautioned not to rely on forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, Peerless does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Description of Peerless Securities

Peerless Warrants

Each Unit is comprised of one Common Share and one Peerless Warrant, which entitles the owner thereof to purchase one share of Peerless Common Stock.

No Peerless Warrants are currently outstanding.  Each Peerless Warrant entitles the registered holder to purchase one share of Peerless Common Stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the 60th day following the date of this prospectus and will expire within two years from the effective date of this prospectus at 5:00 p.m. New York City Time.  The Peerless Common Stock is currently traded on The Nasdaq Capital Market under the ticker “PRLS” and the shares of Peerless Common Stock underlying the Peerless Warrants are expected to be listed under the same symbol.  In accordance with Sections 2(a)(4) and 15(d) of the Investment Company Act, the Management Agreement between the Fund and Peerless requires the consent of the Fund’s Board of Trustees and shareholders upon an assignment of a controlling block of Peerless’ securities.  If such consent is not received, the Management Agreement will terminate. To prevent the risk that the exercise of Peerless Warrants would result in a termination of the Management Agreement, the Peerless Warrants include a provision prohibiting any exercise that would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.

The Peerless Warrants will be issued in certificated form under a warrant agreement between Peerless and [●] as warrant agent.  You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Peerless Warrants.

The exercise price and number of shares of Peerless Common Stock issuable on exercise of the Peerless Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or a recapitalization, reorganization, merger or consolidation of Peerless.  However, the Peerless Warrants will not be adjusted for issuances of Peerless Common Stock at a price below their respective exercise prices.

The Peerless Warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised.  The warrant holders do not have the rights or privileges of holders of Peerless Common Stock and any voting rights until they exercise their warrants and receive shares of Peerless Common Stock.  After the issuance of shares of Peerless Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Peerless Common Stock issuable upon exercise of the warrants is current and the Peerless Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Peerless has agreed to meet these conditions and use its best efforts to maintain a current prospectus

No fractional shares will be issued upon exercise of the Peerless Warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Peerless will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Each Unit consists of a Common Share and a Peerless Warrant, which will be treated as two separate instruments for United States federal income tax purposes. The amount paid for a Unit must be allocated between the Common Share and the Peerless Warrant based on their respective fair market values at the time of issuance. The initial tax basis of the Peerless Warrant acquired as part of a Unit will equal the portion of the amount paid for the Unit that is allocated to the Peerless Warrant.  Each U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the Units purchased in the offering.

A holder of Peerless Warrants will generally recognize gain or loss on the sale or other taxable disposition of a Peerless Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received on such disposition and (b) such holder’s tax basis in the Peerless Warrant sold or otherwise disposed of.  Any such gain or loss generally should be a capital gain or loss (provided that the Peerless Common Stock to be issued upon the exercise of such Peerless Warrant would have been a capital asset if acquired by the holder) and will be long-term gain or loss if the Peerless Warrant disposed of was held for more than one year.

Upon the lapse or expiration of a Peerless Warrant, the holder will recognize a loss in an amount equal to such holder’s tax basis in the Peerless Warrant.  Any such loss generally will be a capital loss and will be long-term capital loss if the Peerless Warrant was held for more than one year.

Peerless Common Stock

A description of the Peerless Common Stock is hereby incorporated by reference from the description of Peerless Common Stock contained in Peerless’ Registration Statement on Form 8-A (Reg. No. 000-21287) under Section 12 of the Exchange Act filed with the SEC on August 30, 1996, including any amendment or report filed for the purpose of updating such description.

A holder of a Peerless Warrant should not recognize gain or loss on the exercise of the Peerless Warrant and related purchase of Peerless Common Stock.  The holder’s initial tax basis in the Peerless Common Stock received on the exercise of a Peerless Warrant should be equal to the sum of (a) such holder’s tax basis in such Peerless Warrant, plus (b) the exercise price paid by such holder upon the exercise of such Peerless Warrant.

A U.S. holder who receives a distribution, including a constructive distribution, with respect to a share of Peerless Common Stock will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated earnings and profits of Peerless, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated earnings and profits of Peerless, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the Peerless Common Stock and thereafter as a gain from the sale or exchange of such Peerless Common Stock.  (See “Sale or Other Taxable Disposition of Peerless Common Stock” below).

Dividends received on Peerless Common Stock by corporate shareholders will be eligible for the “dividends received deduction.”  For tax years beginning before January 1, 2013, a dividend paid by Peerless to a U.S. Holder who is an individual, estate or trust will be taxed at the preferential tax rates applicable to long-term capital gains (see “Taxation of U.S. Holders of Fund Shares – Capital Gains and Losses” above) if certain holding period requirements for the Peerless Common Stock are met.

Upon the sale or other taxable disposition of Peerless Common Stock, capital gain or loss will generally be recognized in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) the adjusted tax basis of such Peerless Common Stock sold or otherwise disposed of.  Any such gain or loss should be capital gain or loss and will be long-term gain or loss if the holding period for such Peerless Common Stock was held for more than one year.

Directors and Executive Officers of Peerless

A description of the backgrounds of the directors and executive officers of Peerless is incorporated by reference from Part III, Item 10 of the Peerless Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Peerless Common Stock as of June 17, 2011 by: (i) each director of Peerless; (ii) each executive officer of Peerless; (iii) all executive officers and directors of Peerless as a group; and (iv) all those known by Peerless to be beneficial owners of more than five percent of the outstanding Peerless Common Stock.

Name and Address of Beneficial Owner	Shares of Peerless Common Stock	Right to Acquire Beneficial Ownership Within 60 Days	Total	Percent of Total
Directors and Executive Officers
Steven M. Bathgate (1)	164,481	34,861	199,342	5.68%
Timothy E. Brog(2)	433,700	158,541	592,241	16.29%
Robert Frankfurt	-	-	-	*
Jeffrey A. Hammer (3)	30,000	30,624	60,624	1.73%
Eric Kuby(4)	348,022	-	348,022	10.01%
William Neil	102,557	95,000	197,557	5.53%
Jeffrey S. Wald	-	8,125	8,125	*
All directors and executive officers as a group (7 persons)	1,078,760	327,151	1,405,911	36.96%

5% Beneficial Holders
North Star Investment Management Company(4)	348,022	-	348,022	10.01%

*Represents less than 1% of the outstanding Peerless Common Stock.

This table is based upon information supplied to Peerless by officers and directors, Schedules 13D and 13G, and Forms 3, 4 and 5 if any, filed by principal stockholders with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, Peerless believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 3,392,449 shares of Peerless Common Stock outstanding on June 17, 2011, adjusted as required by rules promulgated by the SEC.  Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares).  In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after June 17, 2011, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Peerless Common Stock actually outstanding at June 17, 2011.  The address of each of Peerless’ directors and executive officers is 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.

(1)
Includes 34,481, 100,000, 10,000 and 10,000 shares of Peerless Common Stock held by Mr. Bathgate, his wife, the Bathgate Family Partnership, Ltd., and Mr. Bathgate's adult child residing with him, respectively. Also includes 10,000 shares of restricted common stock held by Mr. Bathgate.

(2)	Includes 227,500 shares of restricted common stock.
(3)	Includes 10,000 shares of restricted common stock held by Mr. Hammer.
(4)
285,647 shares are held by the Kuby-Gottlieb Special Value Fund of which North Star Investment Management Corporation ("North Star") is the investment manager. 62,375 shares are held in other accounts managed by North Star. Mr. Kuby may be deemed to beneficially own such shares because he is the Chief Investment Officer and a member of the investment committee of North Star. Mr. Kuby disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION REGARDING PEERLESS

Information regarding Peerless’ business, properties, and legal proceedings is hereby incorporated by reference to Part I, Items 1, 2 and 3, respectively, of the Peerless Form 10-K.

Information regarding the high and low sales prices for the Peerless Common Stock as reported on The Nasdaq Capital Market and Peerless’ dividend policy is hereby incorporated by reference to Part II, Item 5 of the Peerless Form 10-K.

Financial information regarding Peerless is hereby incorporated by reference from Part II, Item 8 of the Peerless Form 10-K

Management’s discussion and analysis is hereby incorporated by reference to Part II, Item 7 of the Peerless Form 10-K and Part I, Item 2 of Peerless’ Quarterly Report on Form 10-Q for the period ended April 30, 2011, as filed with the Commission on June 13, 2011 (the “Peerless First Quarter 10-Q”).

Information regarding Peerless’ changes in and disagreements with accountants on accounting and financial disclosure is hereby incorporated by reference to Part II, Item 9 of the Peerless Form 10-K.

Information regarding qualitative and quantitative disclosures about Peerless’ market risk is hereby incorporated by reference to Part II, Item 7A of each of the Peerless Form 10-K and the Peerless First Quarter Form 10-Q.-.

Information regarding Peerless’ executive compensation and compensation committee interlocks and insider participation for the last completed fiscal year is hereby incorporated by reference to Part III, Item 11 of the Peerless Form 10-K.

The information regarding certain relationships and relating transactions is incorporated by reference to Part III, Item 13 of the Peerless Form 10-K.

UNDERWRITING

[•], [•] and [•] are acting as representatives of the Underwriters named below.  Subject to the terms and conditions stated in an underwriting agreement dated the date of this prospectus (the “Underwriting Agreement”), each Underwriter named below has severally agreed to purchase, and the Fund has agreed to sell to such Underwriter, the number of Units set forth opposite the name of such Underwriter.

Underwriter	Number of Units

Total

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units included in this offering are subject to approval of legal matters by counsel and to other conditions.  The Underwriters are obligated to purchase all the Units (other than those covered by the over-allotment option described below) if they purchase any of the Units.

The Underwriters propose to offer some of the Units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the Units to certain dealers at the public offering price less a concession not to exceed [•] per Unit.  The sales load the Fund will pay of [•] per share is equal to [•] of the initial offering price.  The Underwriters may allow, and the dealers may re-allow, a discount not to exceed [•] per Unit on sales to other dealers.  If all of the Units are not sold at the initial offering price, the representatives may change the public offering price and other selling terms.  Investors must pay for any Unit purchased on or before [•].  The representatives have advised the Fund that the Underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The Fund has granted to the Underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to [•] additional Units at the public offering price less the sales load.  The Underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.  To the extent the option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Units approximately proportionate to such Underwriter’s initial purchase commitment.

The Fund and LCA have agreed that, for a period of 90 days after the date of this prospectus, they will not, without the prior written consent of [•], on behalf of the Underwriters, dispose of or hedge any Common Shares or any securities convertible into or exchangeable for Common Shares.  [•], in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Prior to this offering, there has been no public market for the Units, or the Common Shares and Peerless Warrants underlying the Units.  Consequently, the initial public offering price for the Units was determined by negotiation among the Fund, Peerless, LCA and their representatives.  There can be no assurance, however, that the price at which the Units, and the Common Shares and Peerless Warrants underlying the Units, will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in the Common Shares and Peerless Warrants will develop and continue after this offering.

The following table shows the sales load that the Fund will pay to the Underwriters in connection with this offering.  These amounts are shown assuming both no exercise and full exercise of the Underwriters’ option to purchase additional Units:

Paid by the Fund
	No Exercise	Full Exercise
Per Unit	$	$
Total	$	$

Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than the sales load) that exceed $.04 per Unit.

Certain Underwriters may make a market in the Common Shares after trading in the Common Shares has commenced on the exchange.  No Underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the Underwriters.  No assurance can be given as to the liquidity of, or the trading market for, the Common Shares as a result of any market-making activities undertaken by any Underwriter.  This prospectus is to be used by any Underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the Units in market-making transaction in the OTC market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering certain Underwriters may purchase and sell Units in the open market.  These transactions may include short sales, syndicate covering transactions and stabilizing transactions.  Short sales involve syndicate sales of Units in excess of the number of Units to be purchased by the Underwriters in the offering, which creates a syndicate short position.  “Covered” short sales are sales of Units made in an amount up to the number of Units represented by the Underwriters’ over-allotment option.  In determining the source of Units to close out the covered syndicate short position, the Underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase Units through the over-allotment option.  Transactions to close out the covered syndicate short position involve either purchases of Units in the open market after the distribution has been completed or the exercise of the over-allotment option.  The Underwriters may also make “naked” short sales of Units in excess of the over-allotment option.  The Underwriters must close out any naked short position by purchasing Units in the open market.  A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of Units in the open market after pricing that could adversely affect investors who purchase in the offering.  Stabilizing transactions consist of bids for or purchases of Units in the open market while the offering is in progress.

The Underwriters also may impose a penalty bid.  Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when [•] repurchases Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of Units.  They may also cause the price of Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions.  The Underwriters may conduct these transactions on the Nasdaq Capital Market or in the OTC market, or otherwise.  If the Underwriters commence any of these transactions, they may discontinue them at any time.

The Fund anticipates that from time to time certain of the Underwriters may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after they have ceased to be Underwriters and, subject to certain restrictions, may act as brokers while they are Underwriters.  Certain Underwriters have performed investment banking and advisory services for Peerless and its affiliates from time to time, for which they have received customary fees and expenses.  Certain Underwriters may, from time to time, engage in transactions with or perform services for Peerless in the ordinary course of business.

A prospectus in electronic format may be available on the website maintained by one or more of the Underwriters.  The representatives may agree to allocate a number of Units to the Underwriters for sale to their online brokerage account holders.  The representatives will allocate Units to the Underwriters that may make Internet distributions on the same basis as other allocations.  In addition, Units may be sold by the Underwriters to securities dealers who resell Units to online brokerage account holders.

The Fund, Peerless and LCA have each agreed to indemnify the Underwriters against, or reimburse losses arising out of, certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Prior to the public offering of the Units, Peerless (or one of its affiliates) will purchase Units from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the Investment Company Act.

The principal business address of [•] is [•].

EXPERTS

The financial statements of the Fund have been audited by [•], an independent registered public accounting firm, as set forth in their report filed as an exhibit to the SAI, and are included in reliance upon their report given upon [•] authority as experts in accounting and auditing. The address of [•] is [•].

CUSTODIAN, TRANSFER AGENT AND FUND ADMINISTRATOR

The custodian of the assets of the Fund is [•].  The custodian performs custodial, fund accounting and portfolio accounting services.  The Fund’s transfer, shareholder services, dividend paying and dividend investment agent is [•].  The Fund’s administrator is [•].  The administrator is responsible for managing the Fund’s business affairs and providing certain clerical, bookkeeping and administrative services.

ADDITIONAL INFORMATION REGARDING THE FUND

A Registration Statement on Form N-2, including amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC.  This prospectus does not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto.  For further information with respect to the Fund and the shares offered hereby, reference is made to the Fund’s Registration Statement.  Statements contained in the Fund’s prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.  Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

ADDITIONAL INFORMATION REGARDING PEERLESS

Peerless files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that Peerless files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Peerless’ SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits and schedules thereto.

The SEC allows Peerless (File No. 000-21287) to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that Peerless can disclose important information to you by referring you to other documents filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information.  Peerless incorporates by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed on May 2, 2011;
●	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011 filed on June 13, 2011.
●	Current Reports on Form 8-K, filed on May 2, 2011 and June 13, 2011.
●	Definitive Proxy Statement on Schedule 14A filed with the SEC on June 6, 2011.
●
The description of Peerless Common Stock included in Peerless’ Registration Statement on Form 8-A (Reg. No. 000-21287) under Section 12 of the Exchange Act filed with the SEC on August 30, 1996, including any amendment or report filed for the purpose of updating such description.

Peerless will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

 You may request a copy of these documents by writing or telephoning Peerless at:

Investor Relations
Peerless Systems Corporation
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203)-350-0040

In reviewing the agreements included as exhibits to the registration statement (whether incorporated by reference to earlier filings or otherwise), of which this prospectus or any prospectus supplement is a part, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Peerless or the other parties to the agreements.  The agreements contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

HISTORY OF THE FUND	S-1
INVESTMENT OBJECTIVE	S-1
INVESTMENT RESTRICTIONS	S-1
ADDITIONAL INVESTMENT POLICIES AND RESTRICTIONS	S-2
MANAGEMENT OF THE FUND	S-8
Trustees and Officers	S-8
Board Leadership Structure	S-9
Committees	S-9
Board’s Risk Oversight Role	S-10
Qualifications of the Trustees	S-11
Equity Ownership of Trustees in Fund	S-11
Equity Ownership of Trustees in LCA	S-11
Board Compensation	S-11
CONTROL PERSONS	S-12
INVESTMENT ADVISORY AND OTHER SERVICES	S-12
Investment Advisor	S-12
Portfolio Managers	S-13
Code of Ethics	S-14
Proxy Voting Procedures	S-14
Administrator	S-14
PORTFOLIO TRANSACTIONS AND BROKERAGE	S-15
DIVIDEND INVESTMENT PLAN	S-16
DESCRIPTION OF SHARES	S-16
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST	S-16
REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND	S-18
TAX MATTERS	S-20
Taxation of the Fund as a Regulated Investment Company	S-20
Taxation of U.S. Holders of Fund Shares	S-21
Special Tax Considerations Affecting the Fund and Distributions to Fund Shareholders	S-22
Backup Withholding	S-24
Non U.S. Shareholders	S-25
Regulations on “Reportable Transactions”	S-26
Other Taxes	S-26
CUSTODIAN AND TRANSFER AGENT	S-26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-26
ADDITIONAL INFORMATION	S-26
FINANCIAL STATEMENTS	S-27

Until [•][•], 2011 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this Statement of Additional Information is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Statement of Additional Information is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2011

STATEMENT OF ADDITIONAL INFORMATION

Dated [•] [•], 2011

PEERLESS VALUE OPPORTUNITY FUND
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203)-350-0040

Peerless Value Opportunity Fund, a Delaware statutory trust (the “Fund”), is a newly organized, non-diversified, closed-end management investment company.  The Fund and Peerless Systems Corporation, a Delaware corporation (“Peerless”), are jointly offering [•] Units at a price of $10.00 per Unit.  Each Unit is comprised of: (i) one Fund common share, par value $.0001 per share (the “Common Shares”) and (ii) one warrant (the “Peerless Warrant”) to purchase one share of Peerless common stock, par value $.001 per share (the “Peerless Common Stock”), at an exercise price of $5.00 per share.

This Statement of Additional Information (“SAI”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Fund’s prospectus dated [•][•], 2011 (the “Prospectus”), as supplemented from time to time, which is incorporated herein by reference.  This SAI should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by contacting your financial intermediary or by calling the Fund at ([•])[•]-[•], by writing to the Fund at the address above or from the Fund’s website (http://www.peerless.com/funds).  You may also obtain a copy of the Prospectus on the website of the Securities and Exchange Commission (“SEC”), http://www.sec.gov.

This SAI does not include important information regarding the Peerless Warrants or the Peerless Common Stock.  Further information regarding these matters is included in the Prospectus and the Registration Statement on Form S-1 filed by Peerless with the SEC of which the Prospectus is a part, copies of which are available by writing to Peerless at the address above, from Peerless’ website (http://www.peerless.com/funds) or from the SEC’s website (http://www.sec.gov).

The information contained in, or that can be accessed through, the Fund’s website or Peerless’ website is not part of the Prospectus or this SAI.  Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

TABLE OF CONTENTS

HISTORY OF THE FUND	S-1
INVESTMENT OBJECTIVE	S-1
INVESTMENT RESTRICTIONS	S-1
ADDITIONAL INVESTMENT POLICIES AND RESTRICTIONS	S-2
MANAGEMENT OF THE FUND	S-8
Trustees and Officers	S-8
Board Leadership Structure	S-9
Committees	S-9
Board’s Risk Oversight Role	S-10
Qualifications of the Trustees	S-11
Equity Ownership of Trustees in Fund	S-11
Equity Ownership of Trustees in LCA	S-11
Board Compensation	S-11
CONTROL PERSONS	S-12
INVESTMENT ADVISORY AND OTHER SERVICES	S-12
Investment Advisor	S-12
Portfolio Managers	S-13
Code of Ethics	S-14
Proxy Voting Procedures	S-14
Administrator	S-14
PORTFOLIO TRANSACTIONS AND BROKERAGE	S-15
DIVIDEND INVESTMENT PLAN	S-16
DESCRIPTION OF SHARES	S-16
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST	S-16
REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND	S-18
TAX MATTERS	S-20
Taxation of the Fund as a Regulated Investment Company	S-20
Taxation of U.S. Holders of Fund Shares	S-21
Special Tax Considerations Affecting the Fund and Distributions to Fund Shareholders	S-22
Backup Withholding	S-24
Non U.S. Shareholders	S-25
Regulations on “Reportable Transactions”	S-26
Other Taxes	S-26
CUSTODIAN AND TRANSFER AGENT	S-26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-26
ADDITIONAL INFORMATION	S-26
FINANCIAL STATEMENTS	S-27

HISTORY OF THE FUND

The Fund is a statutory trust organized under the laws of the State of Delaware and is registered as a closed-end, management investment company.  The Fund was organized on May 12, 2011.

INVESTMENT OBJECTIVE

The Fund’s investment objective is to provide a high level of total return.  The Fund seeks to achieve its investment objective by primarily investing in a non-diversified portfolio of equity securities issued by companies domiciled in the United States and Canada which it believes to be undervalued and applying an activist approach.

The Fund’s investment objective is considered fundamental and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of the Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of outstanding shares of the Fund.

INVESTMENT RESTRICTIONS

Except as described below, the Fund, as a fundamental policy, may not, without the approval of the holders of a majority of the outstanding Common Shares:

(1)	Issue any senior security, except to the extent permitted by the Investment Company Act, including the rules, regulations, interpretations thereunder and any exemptive relief obtained by the Fund;

(2)	Borrow money, except to the extent permitted under the Investment Company Act, including the rules, regulations, interpretations thereunder and any exemptive relief obtained by the Fund;

(3)
Underwrite securities issued by other persons, except insofar as it may technically be deemed to be an underwriter under the Securities Act in selling or disposing of a portfolio investment, or participating in a secondary offering of a portfolio investment;

(4)
Purchase or sell real estate, although it may purchase and sell securities which are secured by interests in real estate, securities of issuers which invest or deal investment trusts and other securities that represent a similar indirect interest in real estate. The Fund reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities;

(5)
Purchase or sell commodities or commodity contracts except to the extent permitted by applicable law without the Fund becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool;

(6)	Make loans, except to the extent permitted by the Investment Company Act, including the rules, regulations, interpretations thereunder and any exemptive relief obtained by the Fund; and

(7)
Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The purchase of investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin.

In addition to the foregoing fundamental investment policies, the Fund is also subject to the following non-fundamental policy, which may be changed by the Board of Trustees.  The Fund will only purchase securities of open-end or closed-end investment companies in compliance with the Investment Company Act or any exemptive relief obtained thereunder.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other assets or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Fund’s acquisition of such security or asset.  Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by Locksmith Capital Advisors Inc. (“LCA”) if the security is not rated by a rating agency) will not compel the Fund to dispose of such security or other asset.  Notwithstanding the foregoing, the Fund must always be in compliance with the borrowing policies set forth above.

ADDITIONAL INVESTMENT POLICIES AND RESTRICTIONS

Primary investment strategies are described in the Prospectus.  The following is a description of the various investment policies that the Fund may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks.  LCA will use the following techniques only to the extent it believes that doing so will help to achieve the Fund’s investment objective.  The fact that the Fund may use a technique does not mean that the technique will actually be used.

Common Stocks.  Common stocks generally represent an ownership interest in an issuer, without preference over any other class of securities, including such issuer’s debt securities, preferred stock and other senior equity securities.  Common stocks are entitled to the income and increase in the value of the assets and business of the issuer after all its debt obligations and obligations to preferred shareholders are satisfied.  Common stocks generally have voting rights.  Common stocks fluctuate in price in response to many factors, including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.  The Fund intends that the common stocks in which it will invest will primarily be securities that LCA believes to be undervalued, or mispriced.  In certain circumstances such undervaluation or mispricing may be the result of an impediment that causes investors to attribute a discount to such security’s intrinsic value.  In such instances, the Fund will acquire the undervalued securities and LCA will seek to remove the impediment and thereby enhance the value of the securities.

Preferred Stocks.    Preferred stocks with predominantly equity investment characteristics, like common stocks, represent an equity ownership in an issuer.  Generally, preferred stocks have a priority of claim over common stocks in dividend payments and upon liquidation of the issuer.  Unlike common stocks, preferred stocks do not usually have voting rights.  Preferred stocks in some instances are convertible into common stocks.  Although they are equity securities, preferred stocks have certain characteristics of both debt securities and common stocks.  They are debt-like in that their promised income is contractually fixed.  They are like common stocks in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments.  Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

In order to be payable, dividends on preferred stock must be declared by the issuer’s board of directors.  In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable.  Income payments on some preferred stocks are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable.  Other preferred stocks are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue.  There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable.  The Fund may invest in non-cumulative preferred stock, although LCA would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.

Shares of preferred stock have a liquidation value that generally equals their original purchase price at the date of issuance.  The market values of preferred stocks may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors.  They also may be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates or the characterization of dividends as tax-advantaged.

Because the claim on an issuer’s earnings represented by preferred stock may become disproportionately large when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred stock, generally after an initial period of call protection in which the stock is not redeemable.  Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred stocks may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.

Preferred stocks that have predominantly fixed-income characteristics are typically issued by corporations or by an affiliated business trust of a corporation.  The market for these preferred stocks consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.  These preferred stocks are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor.  In addition, these types of preferred stocks typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default.  Generally, the deferral period is five years or more.  In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without any adverse consequence to the issuer.  No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to any cumulative dividends payable.

Convertible Securities.    Convertible securities are bonds, debentures, notes, preferred securities or other securities that may be converted or exchanged (by the holder or the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio or predetermined price (the “conversion price”).  Convertible securities have general characteristics similar to both debt securities and common stocks.  The interest paid on convertible securities may be fixed or floating rate.  Although to a lesser extent than with debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, will also react to the variations in the general market for common stocks.  Depending upon the relationship of the conversion price to the market value of the underlying common stock, a convertible security may trade more like common stock than a debt instrument.  See “Risk Factors-Risks of Investing in the Fund—Convertible Security Risks” in the Prospectus.

Warrants.  A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price.  Unlike convertible debt securities or preferred stock, warrants do not pay a fixed dividend.  Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of the Fund’s entire investment therein).

Put and call index warrants (“Index Warrants”) are instruments whose values vary depending on the change in the value of one or more specified securities indices.  Index Warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer, based on the value of the underlying index at the time of exercise.  In general, if the value of the underlying index rises above the exercise price of the Index Warrant, the holder of a call warrant will be entitled to receive a cash payment from the issuer upon exercise, based on the difference between the value of the index and the exercise price of the warrant; if the value of the underlying index falls, the holder of a put warrant will be entitled to receive a cash payment from the issuer upon exercise, based on the difference between the exercise price of the warrant and the value of the index.  The holder of a warrant would not be entitled to any payments from the issuer at any time when, in the case of a call warrant, the exercise price is greater than the value of the underlying index, or, in the case of a put warrant, the exercise price is less than the value of the underlying index.  If the Fund were to not exercise an Index Warrant prior to its expiration, then the Fund would lose the amount of the purchase price paid by it for the warrant.  The Fund will normally use Index Warrants in a manner similar to its use of options on securities indices.  The risks of using Index Warrants are generally similar to those relating to its use of index options.  Unlike most index options, however, Index Warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution that issues the warrant.  Also, Index Warrants generally have longer terms than index options. Index Warrants are not likely to be as liquid as certain index options backed by a recognized clearing agency.  In addition, the terms of Index Warrants may limit the Fund’s ability to exercise the warrants at such time, or in such quantities, as the Fund would otherwise wish to do.

REITs.    Real Estate Investment Trusts (“REITs”) are companies that own and manage real estate, including apartment buildings, offices, shopping centers, industrial buildings and hotels.  By investing in REITs, the Fund may gain exposure to the real estate market with greater liquidity and diversification than through direct ownership of property, which can be costly and require ongoing management and maintenance, and which can be difficult to convert into cash when needed.

Exchange-Traded Funds (ETFs).  The Fund may invest in ETFs, which are investment companies that generally aim to track or replicate a desired index, such as a sector or market segment.  Most ETFs are passively managed and their shares are traded on a national exchange or on Nasdaq.  ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.” The investor purchasing a creation unit may sell the individual shares on a secondary market.  Therefore, the liquidity of ETFs depends on the adequacy of the secondary market.  There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index.  ETFs are subject to the risks of investing in the underlying securities.  The Fund, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees.  These expenses are in addition to the direct expenses of the Fund’s own operations.  See also “—Other Investment Companies.”

Equity Put and Call Options.     The Fund may purchase and sell “call” and “put” options on securities and securities indices which are listed on a national securities exchange or in the over-the- counter markets as a means of increasing exposure or hedging the value of the Fund’s portfolio.  The Fund will not write (i.e., sell) options in an amount exceeding 25% of its total assets, or invest (i.e., purchase) more than 25% of its total assets in options.

A “call” option is a contract that gives the holder of the option the right to buy from the writer (i.e., the seller) of the option, in return for a premium paid, the security underlying the option at a specified exercise price at any time during the term of the option.  The writer of the call option has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price during the option period.  A “put” option is a contract that gives the holder of the option the right to sell to the writer (i.e., the seller), in return for the premium, the underlying security at a specified price during the term of the option.  The writer of the put option, who receives the premium, has the obligation to buy the underlying security upon exercise, at the exercise price during the option period.

Options on securities indices work in much the same manner as options on securities discussed above, except that delivery of cash rather than the underlying securities is made.  Cash settled index options do not relate to a particular number of shares.  Rather, the “size” of a cash-settled index option contract is determined by the index “multiplier.”  A stock index fluctuates with changes in the market values of the stocks included in the index, although due to differences in trading times and days or other factors, a stock index option may not reflect actual market values of the underlying securities in the index at certain times.

If the Fund has written an option, it may terminate its obligation by effecting a closing purchase transaction.  This is accomplished by purchasing an option of the same series as the option previously written.  There can be no assurance that a closing purchase transaction can be effected when the Fund so desires.  An exchange- traded option may be closed out only on an exchange which provides a secondary market for an option of the same series.  Although the Fund will generally purchase or write those options for which there appears to be a secondary market, there can be no assurance that a liquid secondary market will exist for any particular option.

Short Sales.  A short sale is the sale of a security that the Fund does not own in anticipation of purchasing the same security at a later date at a lower price. To make delivery to the counterparty, the Fund must borrow the security, and the Fund is obligated to return the security to the lender, which is accomplished by a later purchase of the security by the Fund.

Repurchase Agreements.    The Fund may enter into repurchase agreements (the purchase of a security coupled with an agreement to resell that security at a higher price) with respect to its permitted investments.  The Fund’s repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the agreement, and will be marked-to-market daily.

Below Investment Grade Debt Securities.    Under normal circumstances, the Fund may invest up to 25% of its Managed Assets in ratable securities that are rated below investment grade or that are unrated but judged by LCA to be of comparable quality.  Securities rated below investment grade are judged to have speculative elements.  The ratings of Moody’s, S&P and the other rating agencies represent their opinions as to the quality of the obligations that they undertake to rate.  Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations.  Although these ratings may be an initial criterion for selection of portfolio investments, LCA also will independently evaluate these ratable securities and the ability of the issuers of such securities to pay interest and principal.  To the extent that the Fund invests in lower grade ratable securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on LCA’s credit analysis than would be the case when the Fund invests in rated securities.  See Appendix A in this SAI for a description of security ratings.

Investments in below investment grade ratable securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy.  Issuers of below investment grade ratable securities may be highly leveraged and may not have available to them more traditional methods of financing.  In addition, analysis of the creditworthiness of issuers of below investment grade ratable securities may be more complex than for issuers of higher quality securities.

Below investment grade ratable securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade ratable securities.  A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in lower-grade notable security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations.  If an issuer of below investment grade ratable securities defaults, in addition to risking payment of all or a portion of interest and principal, the Fund may incur additional expenses to seek recovery.  In the case of below investment grade ratable securities structured as zero coupon or payment-in-kind securities, their market prices will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities that pay interest currently and in cash.  LCA seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

The secondary market for below investment grade ratable securities may not be as liquid as the secondary market for more highly rated securities, a factor that may have an adverse effect on the Fund’s ability to dispose of a particular security.  There are fewer dealers in the market for below investment grade ratable securities than for investment grade obligations.  The prices quoted by different dealers may vary significantly and the spread between the bid and ask price is generally much larger than for higher quality instruments.  Under adverse market or economic conditions, the secondary market for below investment grade ratable securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid.  As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.  Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Fund’s net asset value.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of below investment grade ratable securities, especially in a thinly traded market.  When secondary markets for below investment grade ratable securities are less liquid than the market for investment grade ratable securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.  During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Fund may have greater difficulty selling its portfolio securities.  The Fund will be more dependent on LCA research and analysis when investing in below investment grade ratable securities.  LCA seeks to minimize the risks of investing in all securities through in-depth credit analysis and attention to current developments in interest rates and market conditions.

The Fund’s credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or LCA downgrades its assessment of the credit characteristics of a particular issue.  In determining whether to retain or sell such a security, LCA may consider such factors as its assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies.  However, analysis of the creditworthiness of issuers of below investment grade securities may be more complex than for issuers of higher quality debt securities.

Illiquid Securities.    The Fund may invest its Managed Assets in equity securities that are illiquid (i.e., securities that are not readily marketable).  For this purpose, illiquid securities may include, but are not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144 under the Securities Act that are deemed to be illiquid, and certain repurchase agreements and securities subject to the short swing profit rules of Section 16 under the Exchange Act.  The Board of Trustees or its delegate has the ultimate authority to determine which securities are liquid or illiquid.  The Board of Trustees has delegated to LCA the day-to-day determination of the illiquidity of any security held by the Fund, although it has retained oversight and ultimate responsibility for such determinations.  No definitive liquidity criteria are used.  The Board of Trustees has directed LCA when making liquidity determinations to look for such factors as (i) the nature of the market for a security (including the institutional private resale market; the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security; the amount of time normally needed to dispose of the security; and the method of soliciting offers and the mechanics of transfer), (ii) the terms of certain securities or other instruments allowing for the disposition to a third party or the issuer thereof (e.g., certain repurchase obligations and demand instruments),(iii) legal requirements and (iv) other relevant factors.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act.  Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than that which prevailed when it decided to sell.  Illiquid securities will be priced at fair value as determined in good faith by the Board of Trustees or its delegate.  If, through the appreciation of illiquid securities or the depreciation of liquid securities, the Fund should be in a position where more than 25% of the value of its Managed Assets is invested in illiquid securities, including restricted securities that are not readily marketable, the Fund will take such steps as are deemed advisable, if any, to protect liquidity

When-Issued and Delayed Delivery Transactions.  The Fund may purchase and sell securities on a when-issued or delayed delivery basis, making payment or taking delivery at a later date, normally within 15 to 45 days of the trade date.  On such transactions the payment obligation and the interest rate are fixed at the time the purchaser enters into the commitment.  Beginning on the date the Fund enters into a commitment to purchase securities on a when-issued or delayed delivery basis, the Fund is required under rules of the SEC to maintain in a separate account liquid assets, consisting of cash, cash equivalents or liquid securities having a market value at all times of at least equal to the amount of any delayed payment commitment.  Income generated by any such assets that provide taxable income for federal income tax purposes is includable in the taxable income of the Fund.  The Fund may enter into contracts to purchase securities on a forward basis (i.e., where settlement will occur more than 60 days from the date of the transaction) only to the extent that the Fund specifically collateralizes such obligations with a security that is expected to be called or mature within 60 days before or after the settlement date of the forward transaction.  The commitment to purchase securities on a when-issued, delayed delivery or forward basis may involve an element of risk because no interest accrues on the bonds prior to settlement and at the time of delivery the market value may be less than their cost.

Other Investment Companies.  The Fund may invest in securities of other open- or closed-end investment companies that invest primarily in securities of the types in which the Fund may invest directly.  In addition, the Fund may invest a portion of its Managed Assets in pooled investment vehicles (other than investment companies) that invest primarily in securities of the types in which the Fund may invest directly and that have a similar investment objective and strategy.  The Fund generally expects that it may invest in other investment companies and/or other pooled investment vehicles either during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares, or during periods when there is a shortage of attractive securities of the types in which the Fund may invest directly available in the market.  As an investor in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s advisory and administrative fees with respect to assets so invested.  Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies.  LCA will take expenses into account when evaluating the investment merits of an investment in the investment company relative to available securities of the types in which the Fund may invest directly.  In addition, the securities of other investment companies may be leveraged and therefore will be subject to the leverage risks.

Portfolio Trading and Turnover Rate.  Portfolio trading may be undertaken to accomplish the investment objectives of the Fund.  In addition, a security may be sold and another of comparable quality purchased at approximately the same time to take advantage of what LCA believes to be a temporary price disparity between the two securities.  Temporary price disparities between two comparable securities may result from supply and demand imbalances where, for example, a temporary oversupply of certain securities may cause a temporarily low price for such securities, as compared with other securities of like quality and characteristics.  A security may also be sold when LCA anticipates a change in the price of such security, LCA believes the price of a security has reached or is near a realistic maximum, or there are other securities that LCA believes are more attractive given the Fund’s investment objectives.

The Fund may engage in portfolio trading when considered appropriate, but short-term trading in the Fund’s portfolio will generally not be used as the primary means of achieving the Fund’s investment objective.  The Fund expects a moderate level of annual portfolio turnover.  The turnover rate is not expected to exceed 100% under normal circumstances.  However, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in LCA’s opinion, investment considerations warrant such action.  A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.  High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income.

Hedging Transactions

Options on Securities.  The Fund may purchase put and call options on stock or other equity securities to hedge against adverse market shifts or industry or company specific events.

As a holder of a put option, the Fund will have the right to sell the securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the securities underlying the option, in each case at their exercise price at any time during the option period prior to the option’s expiration date.  The Fund may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing sale or purchase transactions.  In entering into a closing sale or purchase transaction, the Fund would sell an option of the same series as the one it has purchased.  The ability of the Fund to enter into a closing sale transaction with respect to options purchased and to enter into a closing purchase transaction with respect to options sold depends on the existence of a liquid secondary market.

In purchasing a put option, the Fund will seek to benefit from a decline in the market price of the underlying security, while in purchasing a call option, the Fund will seek to benefit from an increase in the market price of the underlying security.  These options are subject to the risk that the value of the put is not greater than the premium paid for such put option at the time the position is closed.  Because option premiums paid by the Fund are small in relation to the market value of the instruments underlying the options, purchasing options can result in additional amounts of leverage to the Fund.  The leverage caused by trading in options could cause the Fund’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the Fund did not invest in options.

The Fund will receive a premium when it writes put and call options, which increases the Fund’s return on the underlying security in the event the option expires unexercised or is closed out at a profit.  By writing a call, the Fund will limit its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for as long as the Fund’s obligation as the seller of the option continues.  Upon the exercise of a put option written by the Fund, the Fund may suffer an economic loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option.  Upon the exercise of a call option written by the Fund, the Fund may suffer an economic loss equal to an amount not less than the excess of the security’s market value at the time of the option exercise over the Fund’s acquisition cost of the security, less the sum of the premium received for writing the option and the difference, if any, between the call price paid to the Fund and the Fund’s acquisition cost of the security.  Thus, in some periods the Fund might receive less total return and in other periods greater total return from its hedged positions than it would have received from its underlying securities unhedged.

Other Hedging Transactions.  The Fund may invest in relatively new instruments without a significant trading history for purposes of hedging the Fund’s portfolio risks.  As a result, there can be no assurance that an active secondary market will develop or continue to exist.

MANAGEMENT OF THE FUND

Trustees and Officers

The management of the Fund, including general supervision of the duties performed for the Fund under the investment management agreement with LCA (the “Mangement Agreement”), is the responsibility of the Board of Trustees.  The number of Trustees of the Fund is currently set at four.  None of the independent Trustees of the Fund has ever been a director or employee of, or consultant to, Peerless, LCA or their affiliates.  The officers of the Fund serve annual terms and are elected on an annual basis.

The names and business addresses of the Trustees of the Fund, their principal occupations and other affiliations during the past five years, the number of portfolios each oversees and other directorships they hold, or have held during the past five years, are set forth below.  The Fund is the only fund in the “Fund Complex” as defined in the Investment Company Act.

Name, Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex Overseen By Directors	Other Directorships Held (during past five years) by Director
“Noninterested Persons”
Matthew Dickman c/o Peerless Value Opportunity Fund 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901 Age: 47	Trustee	Indefinite, Trustee since 2011	Founder and General Partner, Just Salad LLC and Hedge Fund Manager, Southpaw Capital Management, LLC	1	[•]
Damien J. Park c/o Peerless Value Opportunity Fund 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901 Age: 39	Trustee	Indefinite, Trustee since 2011	Managing Partner of Hedge Fund Solutions, LLC, 2004-present	1	[•]
James Westphal c/o Peerless Value Opportunity Fund 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901 Age: 48	Trustee	Indefinite, Trustee since 2011	Managing Director of Logistics, Capital And Strategy LLC	1	[•]
“Interested Persons”
Timothy Brog c/o Locksmith Capital Advisors Inc. 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901 Age: 47	Trustee and President	Indefinite, Trustee and President since 2011	Chairman and Chief Executive Officer of Peerless	1	Peerless
Robert Kalkstein c/o Locksmith Capital Advisors Inc. 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901 Age: 29	Secretary, Treasurer and Chief Financial Officer	Indefinite, Secretary, Treasurer and Chief Financial Officer since 2011	Controller of Peerless	N/A	N/A

Board Leadership Structure

The Board of Trustees is currently comprised of four members, three of whom are independent or disinterested persons, which means that they are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act (“Independent Trustees”).

One of the Independent Trustees, currently Matthew Dickman, serves as the Chairman of the Board of Trustees.  The responsibilities of the Board Chairman include: coordinating with management in the preparation of agendas for Board meetings; presiding at Board meetings; between Board meetings, serving as a primary liaison with other Trustees, officers of the Trust and management personnel; and such other duties as the Board of Trustees periodically may determine.  Mr. Dickman holds no position with any firm that is a sponsor of the Trust.

The Board of Trustees performs many of its oversight and other activities through the committee structure described below in the “Committees” section.  Each Committee operates pursuant to a written Charter approved by the Board of Trustees.

The Board of Trustees believes that its leadership structure is an effective means of empowering the Trustees to perform their fiduciary and other duties.  For example, the Board of Trustees’ committee structure facilitates, as appropriate, the ability of individual Board members to receive detailed presentations on topics under their review and to develop increased familiarity with respect to such topics and with key personnel at relevant service providers.  At least annually, with guidance from its Nominating and Governance Committee, the Board of Trustees analyzes whether there are potential means to enhance the efficiency and effectiveness of the Board’s operations.

Committees

Audit Committee.  The Audit Committee operates pursuant to a Charter approved by the Board of Trustees, a copy of which is available on the Fund’s website.  The Charter sets forth the responsibilities of the Audit Committee.  The functions of the Audit Committee include, among others, to meet with the independent registered public accounting firm of the Fund to review the scope of the Fund’s audit, the Fund’s financial statements and internal accounting controls, and to meet with management concerning these matters, internal audit activities and other matters.  The Audit Committee currently consists of [•], all of whom are considered independent under the rules promulgated by Nasdaq and, in addition, are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act.  James Westphal serves as Chairperson of the Audit Committee and has been designated as the audit committee financial expert under the Sarbanes-Oxley Act.

Nominating and Governance Committee.  The Board of Trustees has established a Nominating and Governance Committee for the purpose of, among other things: (1) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustee vacancies on the Board; (2) reviewing workload and capabilities of Independent Trustees and recommending changes to the size or composition of the Board, as necessary; (3) monitoring regulatory developments and recommending modifications to the committee’s responsibilities; (4) considering and, if appropriate, recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and “best practices” in corporate governance; (5) conducting an annual review of the membership and chairpersons of all Board committees and of practices relating to such membership and chairpersons; (6) undertaking a periodic study of compensation paid to independent board members of investment companies and making recommendations for any compensation changes for the Independent Trustees; (7) overseeing the Board’s annual self evaluation process; (8) developing (with assistance from management) an annual meeting calendar for the board and its committees; and (9) overseeing actions to facilitate attendance by Independent Trustees at relevant educational seminars and similar programs.

In evaluating potential candidates to fill vacancies on the Board of Trustees, the Nominating and Governance Committee will consider a variety of factors, but it has not at this time set any specific minimum qualifications that must be met.  Specific qualifications of candidates for Board membership will be based on the needs of the Board of Trustees at the time of nomination.  Any successful candidate, though, must have a high level of integrity, appropriate experience and a commitment to fulfill the fiduciary duties inherent in Board membership.  The Nominating and Governance Committee has a policy under which it also considers the extent to which potential candidates possess sufficiently diverse skills and diversity characteristics (such as gender, race or national origin) that would contribute to the Board’s overall effectiveness.  The Nominating and Governance Committee considers the effectiveness of this policy in the context of its periodic self-assessment of its overall operations and effectiveness.

The Nominating and Governance Committee will consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews nominees that it identifies initially as potential candidates.  A shareholder nominee for Trustee should be submitted in writing to the Fund’s Secretary.  Any such shareholder nomination should include at least the following information as to each individual proposed for nominations as Trustee: such person’s written consent to be named in a proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules and regulations, including such information as the Board of Trustees may reasonably deem necessary to satisfy its oversight and due diligence duties.

The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee.  To be timely in connection with a shareholder meeting to elect Trustees, any such submission must be delivered to the Fund’s Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Fund with the SEC.

The Nominating and Governance Committee consists of [•].  Damien Park currently serves as Chairperson of the Nominating and Governance Committee and operates pursuant to a Charter approved by the Board of Trustees, a copy of which is available on the Fund’s website.

As the Fund is a closed-end investment company with no prior investment operations as of the date of this SAI, no meetings of the above committees have been held in the current fiscal year, provided that the Audit Committee met in connection with the organization of the Fund to select the Fund’s independent auditor.

Board’s Risk Oversight Role

The day-to-day management of various risks relating to the administration and operation of the Fund is the responsibility of management and other service providers retained by the Board of Trustees or by management, most of whom employ professional personnel who have risk management responsibilities.  The Board of Trustees oversees this risk management function consistent with and as part of its oversight duties.  The Board of Trustees performs this risk management oversight function directly and, with respect to various matters, through its committees.  The following description provides an overview of many, but not all, aspects of the Board of Trustees’ oversight of risk management for the Fund.  In this connection, the Board of Trustees has been advised that it is not practicable to identify all of the risks that may impact the Fund or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.

The Board of Trustees, working with management personnel and other service providers, has endeavored to identify the primary risks that confront the Fund.  In general, these risks include, among others, investment risks, credit risks, liquidity risks, valuation risks, operational risks, reputational risks, regulatory risks, risks related to potential legislative changes and the risk of conflicts of interest affecting LCA and its affiliates in managing the Fund.  The Board of Trustees has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting the Fund.  In addition, many service providers to the Fund have adopted their own policies, procedures and controls designed to address particular risks to the Fund.  The Board of Trustees and persons retained to render advice and service to the Board periodically review and/or monitor changes to and developments relating to the effectiveness of these policies and procedures.

The Board of Trustees oversees risk management activities in part through receipt and review by the Board or its committees of regular and special reports, presentations and other information from officers of the Fund, including the Chief Compliance Officer for the Fund, and from other service providers.  For example, management personnel and the other persons make regular reports and presentations to: (1) the Audit Committee with respect to financial reporting controls and internal audit activities; and (2) the Nominating and Governance Committee regarding corporate governance and best practice developments.

Qualifications of the Trustees

The Board of Trustees believes that each of the Trustees is qualified to serve as a Trustee of the Fund based on its review of the experience, qualifications, attributes and skills of each Trustee.  The Board of Trustees bases this conclusion on its consideration of various criteria, no one of which is controlling.  Among others, the Board of Trustees has considered the following factors with respect to each Trustee: strong character and high integrity; an ability to review, evaluate, analyze and discuss information provided; the ability to exercise effective business judgment in protecting shareholder interests while taking into account different points of views; a background in financial, investment, accounting, business, regulatory or other skills that would be relevant to the performance of a Trustee’s duties; the ability and willingness to commit the time necessary to perform his or her duties; and the ability to work in a collegial manner with other Board members.  Each Trustee’s ability to perform his or her duties effectively is evidenced by his or her: experience in the investment management business; related consulting experience; other professional experience; educational background and professional training; and experience as attendees or participants in conferences and seminars that are focused on investment company matters and/or duties that are specific to board members of registered investment companies.

Information indicating certain of the specific experience and qualifications of each Trustee relevant to the Board of Trustees’ belief that the Trustee should serve in this capacity is provided in the table above.  That table includes, for each Trustee, positions held with the Fund, the length of such service, principal occupations during the past five years and certain directorships held during the past five years.

Equity Ownership of Trustees in Fund

The Fund is newly organized and as of the date of this SAI no shares of the Fund have been issued to the Trustees.

Equity Ownership of Trustees in LCA

No independent Trustee  owns beneficially or of record, any security of LCA, Peerless or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with LCA or Peerless, except as set forth below.

Board Compensation

The Fund is newly formed and as of the date of this SAI has not yet paid any compensation to any Independent Trustees.  Officers and interested Trustees do not receive any compensation.  As of the date of this SAI, the Trust has not yet completed its first fiscal year of operation.  The Trust’s standard method of compensating the Independent Trustees is to pay each such Trustee an annual retainer of $[•].  The Trust also reimburses such Trustees for their reasonable travel expenses incurred in attending meetings of the Board of Trustees.  The Trust does not provide pension or retirement benefits to its Trustees and officers.

The table below shows the aggregate compensation to be paid by the Trust to each non-interested Trustee during the Trust’s fiscal period ending [•] (estimating future payments based upon existing arrangements).  The officers and interested Trustees of the Trust are not included in this table as they will not receive any compensation from the Trust.

Name of Trustee	Aggregate Compensation from Trust	Total Compensation from Trust Paid to Trustees
Matthew Dickman	$[•]	$[•]
Damien J. Park	$[•]	$[•]
James Westphal	$[•]	$[•]

CONTROL PERSONS

Prior to the public offering of Common Shares, Peerless (or an affiliate thereof) will purchase Common Shares from the Fund in an amount sufficient to satisfy the net worth requirements of Section 14(a) of the Investment Company Act.   At such time, Peerless (or an affiliate thereof) will own 100% of the outstanding Common Shares.  Peerless (or an affiliate thereof) may be deemed to control the Fund until such time as it owns less than 25% of the outstanding Common Shares, which is expected to occur as of the completion of the public offering.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisor

LCA is responsible for determining the Fund’s overall investment strategy and its implementation, including the use of leverage.  LCA also is responsible for managing the Fund’s business affairs and supervising the Fund Administrator’s clerical, bookkeeping and other administrative services to the Fund.  For additional information regarding the management services performed by LCA, see “Management of the Fund” in the Prospectus.

LCA, a registered investment advisor, is an indirect, wholly-owned subsidiary of Peerless.  (For information regarding Peerless, see “Peerless Systems Corporation” in the Prospectus).  LCA is a newly formed entity.  Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience operating a registered investment company.  See “Risk Factors – Risks of Investing In the Fund – No Prior Fund or LCA History” in the Prospectus.

Under the Management Agreement, LCA has agreed to provide the Fund with a continuous investment program, to make day to day investment decisions for the Fund and generally to manage its business affairs in accordance with its investment objectives and policies, subject to the general supervision of the Board of Trustees.  LCA also provides persons satisfactory to the Board of Trustees to serve as its officers.  The Fund’s officers, as well as its other employees and Trustees, may be directors, officers or employees of LCA and its affiliates.

Pursuant to the Management Agreement, the Fund has agreed to pay LCA a management fee for its investment management services computed at the annual rate of 2.90% of the Fund’s Managed Assets (which includes assets attributable to the principal amount of borrowings), payable monthly.  In addition to the fee paid to LCA, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its Trustees (other than those affiliated with LCA), custodian, transfer agency and distribution disbursing expenses, rating agency fees, legal fees, costs of independent auditors, expenses of repurchasing shares, expenses in connection with any borrowings or other capital raising activities subsequent to this offering, expenses of being listed on a stock exchange, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, membership in investment company organizations, expenses to maintain and administer the dividend reinvestment plan and taxes, if any.  The Fund will also pay for any costs related to activist campaigns, including, but not limited to proxy solicitations, shareholder proposals and other techniques for the purposes of effecting change with respect to its investments.  These expenses may include, but not be limited to, fees of attorneys and proxy solicitors and printing, publishing or mailing costs.

After an initial term of two years, the Management Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by: (a) the Board; or (b) the vote of a “majority” (as defined in the Investment Company Act) of the Fund’s outstanding shares voting as a single class; provided that in either event the continuance is also approved by at least a majority of the Board of Trustees who are not “interested persons” (as defined in the Investment Company Act) by vote cast in person at a meeting called for the purpose of voting on such approval.

The Management Agreement may be terminated without penalty upon 60 days’ notice given by the Board of Trustees or by a vote of the holders of a majority of the Fund’s outstanding shares voting as a single class, or upon notice given by LCA.  The Management Agreement provides for automatic termination in the event of its “assignment” (as defined in the Investment Company Act).

Portfolio Managers

Management of Other Accounts.  The sole investment advisor to the Fund is LCA.  The portfolio managers for the Fund have responsibility for the day-to-day management of accounts other than the Fund.  Information regarding these other accounts is set forth below.  The number of accounts and assets is shown as of [•][•], 2011.

	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for which Advisory Fee is Performance-Based
Name of Co-Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Timothy E. Brog	0 accounts	0 accounts	0 accounts	0 accounts	0 accounts	0 accounts
	$0	$0	$0	$0	$0	$0

[•]	[•] accounts	[•] accounts	[•] accounts	[•] accounts	[•] accounts	[•] accounts
	$[•] million	$[•] million	$[•] million	$[•] million	$[•] million	$[•] million

Conflicts of Interest.  Each portfolio manager may be responsible for managing other accounts.  LCA typically assigns accounts with similar investment strategies to a portfolio manager to mitigate the potentially conflicting investment strategies, the side-by-side management of the Fund and other accounts may raise potential conflicts of interest due to the interest held by such portfolio manager (for example, cross trades between the Fund and another account and allocation of aggregated trades).  LCA has developed policies and procedures reasonably designed to mitigate those conflicts.  In particular, LCA has adopted policies designed to ensure the fair allocation of securities purchased on an aggregated basis.

Compensation.  LCA maintains a competitive compensation structure with the purpose of attracting and retaining the most talented investment professionals and rewarding them through a total compensation program as determined by LCA’s executive committee.  The total compensation program consists of both a base salary and an annual bonus that can be a multiple of the base salary.  A portfolio manager’s performance is formally evaluated annually and based on a variety of factors.  Bonus compensation is primarily a function of LCA’s overall annual profitability and the portfolio manager’s contribution as measured by the overall investment performance of the accounts the portfolio manager manages relative to appropriate benchmarks for one, three and five year periods (as applicable), as well as an objective review of stock recommendations and the quality of primary research, and subjective review of the portfolio manager’s contributions to portfolio strategy, teamwork, collaboration and work ethic.

The total compensation package includes the availability of an equity-like incentive for purchase (whose value is determined by various factors, including the increase in LCA’s profitability over time).  Additionally, the portfolio managers have been provided compensation in conjunction with signing long-term employment agreements.  LCA is a subsidiary of Peerless, which has augmented this incentive compensation annually through individual awards of a stock option pool, as determined by Peerless’ Board of Directors.

Beneficial Ownership of Securities.  As of the date of this SAI, the portfolio managers do not own any shares of the Fund, as the Fund had not yet commenced operations.

Code of Ethics

Pursuant to Rule 17j-1 of the Investment Company Act and Rule 204A-1 of the Investment Advisers Act, the Fund and LCA have each adopted a Code of Ethics governing personal trading activities of all Trustees, officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Fund or obtain information pertaining to such purchase or sale.  The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading.  Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear many security transactions with the Fund’s Chief Compliance Officer and to report all transactions on a regular basis.

The Codes of Ethics may be viewed and copied at the SEC’s Public Reference Room located at 100 F Street, NE Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Such materials are also available in the EDGAR Database on the SEC’s internet website at (http://www.sec.gov).  You may obtain copies of this information, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Office of Consumer Affairs and Information, Securities and Exchange Commission, Washington, D.C. 20549.

Proxy Voting Procedures

The Fund is responsible for voting proxies on securities held in its portfolio.  When the Fund receives a proxy, the decision regarding how to vote such proxy will be made by LCA in accordance with its proxy voting procedures.

The vote with respect to most routine issues presented in proxy statements is expected to be cast in accordance with the position of the issuer’s management, unless it is determined by the LCA or the Board of Trustees that supporting management’s position would adversely affect the investment merits of owning the issuer’s security.  However, each issue will be considered on its own merits, and a position of management found not to be in the best interests of the Fund’s shareholders will not be supported.

Proxies solicited by issuers whose securities are held by the Fund will be voted solely in the interests of the shareholders of the Fund.  Any conflict of interest will be resolved in the way that will most benefit the Fund and its shareholders.  LCA may not vote proxies for the Fund until it has determined that a conflict of interest does not exist, is not material or a method of resolving such conflict of interest has been agreed upon by the Board of Trustees.  If the conflict of interest is determined to be material, the conflict shall be disclosed to the Board of Trustees and LCA will follow the instructions of the Board of Trustees.

The Fund is required to annually file Form N-PX, which lists the Fund’s complete proxy voting record for the most recent 12-month period ending June 30.  The Fund’s proxy voting record is available without charge, upon request, by calling the Fund toll-free at [•] and on the SEC’s website at www.sec.gov.

Administrator

[•] (the “Administrator”) serves as administrator for the Fund, pursuant to an Administration Agreement.  Subject to the supervision of the Board of Trustees, the Administrator provides the overall business management and administrative services necessary to properly conduct the Fund’s business, except for those services performed by LCA under the Management Agreement, the custodian for the Fund under the Custodian Agreement, the transfer agent for the Fund under the Transfer Agency Agreement and such other service providers as may be retained by the Fund from time to time.  The Administrator acts as a liaison among these service providers to the Fund.  The Administrator is also responsible for monitoring the Fund’s compliance with applicable legal requirements and with the investment policies and restrictions of the Fund.  [•] also serves as Shareholder Services Representative for the Fund.  The Shareholder Services Representative is responsible for responding to written and telephonic inquiries from shareholders.  The fee paid to the Fund Administrator is computed on the basis of the Fund’s Managed Assets at an annual rate equal to [•]% of the Managed Assets, with a minimum fee of $[•].  The Fund Administrator is paid monthly.

The Administration Agreement may be cancelled by the Fund, without payment of any penalty, by a vote of a majority of the Trustees upon sixty (60) days’ written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty upon sixty (60) days’ written notice to the Fund.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to the supervision of the Board of Trustees, LCA is responsible for decisions to purchase and sell securities for the Fund, the negotiation of the prices to be paid and the allocation of transactions among various broker-dealer firms.  Transactions on stock exchanges involve the payment by the Fund of brokerage commissions.  There generally is no stated commission in the case of securities traded in the over-the-counter market but the price paid by the Fund usually includes an undisclosed broker-dealer commission or mark-up.  Transactions in the over-the-counter market can also be placed with broker-dealers who act as agents and charge brokerage commissions for effecting over-the-counter transactions.  The Fund may place its over-the-counter transactions either directly with principal market makers, or with broker-dealers if that is consistent with LCA’s obligation to obtain best qualitative execution.  In certain instances, the Fund may make purchases of underwritten issues at prices that include underwriting fees.

Portfolio securities may be purchased directly from an underwriter or in the over-the-counter market from the principal broker-dealers in such securities, unless it appears that a better price or execution may be obtained through other means.  Portfolio securities will not be purchased from Peerless or its affiliates or affiliates of LCA except in compliance with the Investment Company Act.

It is LCA’s policy to seek the best execution under the circumstances of each trade.  LCA will evaluate price as the primary consideration, with the financial condition, reputation and responsiveness of the broker-dealer considered secondary in determining best execution.  Given the best execution obtainable, it will be LCA’s practice to select broker-dealers that, in addition, furnish research information and statistical and other services to LCA.  It is not possible to place a dollar value on information and statistical and other services received from broker-dealers.  Since it is only supplementary to LCA’s own research efforts, the receipt of research information is not expected to reduce significantly LCA’s expenses.  While LCA will be primarily responsible for the placement of the business of the Fund, LCA’s policies and practices in this regard must be consistent with the foregoing and will, at all times, be subject to review by the Board of Trustees of the Fund.

LCA may manage other investment accounts and investment companies for other clients that may invest in the same types of securities as the Fund and that may have investment objectives similar to those of the Fund.  LCA seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell assets or securities by the Fund and another advisory account.  If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis.  An order may not be allocated on a pro rata basis where, for example (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where LCA reasonably determines that departure from a pro rata allocation is advisable.  There may also be instances where the Fund will not participate at all in a transaction that is allocated among other accounts.  While these allocation procedures could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Board of Trustees that the benefits available from LCA’s management outweigh any disadvantage that may arise from LCA’s larger management activities and its need to allocate securities.

DIVIDEND INVESTMENT PLAN

As noted in the Prospectus, pursuant to the Fund’s Dividend Investment Plan (the “Plan”), unless a holder of Common Shares or Units elects otherwise, all cash dividends, capital gains distributions, and other distributions are automatically reinvested in additional Common Shares.  Holders who elect not to participate in the Plan (including those whose intermediaries do not permit participation in the Plan by their customers) will receive all dividends and distributions payable in cash directly to the holder of record (or, if the Common Shares or Units are held in street or other nominee name, then to such nominee).  Holders may elect not to participate in the Plan and to receive all distributions of dividends and capital gains or other distributions in cash by sending written instructions to  [•].  Participation in the Plan may be terminated or resumed at any time without penalty by written notice if received by [•] at least 10 business days prior to the record date for the next distribution.  Otherwise, such termination or resumption will be effective with respect to any subsequently declared distribution.

Under the Plan, holders receive Common Shares in lieu of cash distributions unless they have elected otherwise as described in the preceding paragraph.  Common Shares will be issued in lieu of cash by the Fund from previously authorized but unissued Common Shares.  If the market price of a share on the ex-dividend date of such a distribution is at or above the Fund’s net asset value per share on such date, the number of shares to be issued by the Fund to each holder receiving shares in lieu of cash distributions will be determined by dividing the amount of the cash distribution to which such holder would be entitled by the greater of the net asset value per share on such date or 95% of the market price of a share on such date.  Market price on any day means the closing price for the Common Shares at the close of regular trading on The Nasdaq Capital Market on such day or, if such day is not a day on which the Common Shares trade, the closing price for the Common Shares at the close of regular trading on the immediately preceding day on which trading occurs.  If the market price of a share on such an ex-dividend date is below the net asset value per share, the number of shares to be issued to such holder will be determined by dividing the distribution amount by the per share net asset value.

DESCRIPTION OF SHARES

The authorized capital of the Fund is an unlimited number of Common Shares of beneficial interest.  Holders of shares of the Fund have one vote for each share held.  All shares when issued are fully paid, non-redeemable and non-assessable by the Fund, except that the Trustees shall have the power to cause shareholders to pay directly for charges of the Fund’s custodian or transfer, shareholder servicing or similar agent, by setting off such charges due from shareholders from declared but unpaid dividends owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder.  All shares have equal voting, dividend and liquidation rights.  Shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so, and in such event the holders of the remaining shares voting for the election of Trustees will not be able to elect any person or persons to the Board of Trustees.

Certificates representing shares of the Fund will not normally be issued to shareholders.  The Transfer Agent will maintain an account for each shareholder upon which the registration and transfer of shares are recorded, and any transfers shall be reflected by bookkeeping entry, without physical delivery.  The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The Board of Trustees may create additional classes or series of preferred shares without shareholder approval.  Any series or class of shares may be terminated by a vote of the shareholders of such series or class entitled to vote or by the Trustees of the Fund by written notice to shareholders of such series or class.

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST AND BYLAWS

Under the Delaware Statutory Trust Act, shareholders of the Fund will be entitled to the same limitation of personal liability as is extended to shareholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

There is a remote possibility, however, that the Fund’s shareholders could, under certain circumstances, be held liable for the Fund’s obligations to the extent the courts of another state refused to recognize such limited liability in a controversy involving the Fund’s obligations.  The Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument that a Fund or its Trustees enter.  The Fund’s Declaration of Trust provides for indemnification out of the Fund’s property of any shareholder held liable on account of being or having been a shareholder of the Fund.  Thus, a Fund shareholder’s risk of incurring financial loss due to shareholder liability is limited to circumstances in which a court refuses to recognize Delaware statutory trust law concerning limited liability of shareholders of a Delaware statutory trust, the complaining party is held not to be bound by the Fund’s disclaimer, and the Fund is unable to meet its indemnification obligations.

The Declaration of Trust and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to an open end fund, including, but not limited to, the following:

●
The Board of Trustees is divided into three classes, each having a term of three years.  At each annual meeting of shareholders, the terms of only one class of Trustees expires and new Trustees are elected for terms of three years.  This provision of the Declaration of Trust could delay for up to two years the replacement of a majority of the Board of Trustees.

●
The number of Trustees is currently four.  However, the Board of Trustees may increase the number of Trustees.  Vacancies on the Board of Trustees, including vacancies caused by an expansion in the Board of Trustees, which may be filled by a majority action of the Fund’s Trustees then in office.  These provisions of the Declaration of Trust may prevent a change in the majority of the Board of Trustees for longer than two years.

●	A Trustee may only be removed from office for cause and by a vote of 75% of the Fund’s shares entitled to vote for election of the Trustee.

●	The affirmative vote of 75% of the Board of Trustees and of 75% of the Common Shareholders is required to convert the Fund from a closed-end to an open end investment company.

●
Any one person or group of persons is restricted from owning more than 9.8% of the Fund’s outstanding shares except LCA and those persons or groups of persons granted an exception at the sole discretion of the Board of Trustees.

Except as otherwise described in this SAI, the following actions require the affirmative vote or consent of a majority of the Trustees of the Fund then in office and of at least 75% of the outstanding Common Shares:

●
The merger or consolidation or share exchange of the Fund or any series or class of the Fund’s shares with or into any other person or entity or of any such person or entity with or into the Fund or any series or class of the Fund’s shares;

●	the sale, lease or transfer of all or substantially all of the Fund’s assets; or

●	the liquidation or termination of the Fund.

If any of the foregoing actions are approved by 75% of the Board of Trustees then in office, then the shareholder vote required to accomplish these actions shall be eliminated unless such a vote is required by applicable law, and, if applicable law requires shareholder approval, the vote required will be the higher of (i) a majority of shares voted or (ii) the least amount permitted by applicable law.

Notwithstanding the above, only a majority vote of the Board of Trustees then in office is required to encumber, pledge or secure any or all of the Fund’s assets in connection with the Fund’s use of leverage.

The provisions of the Fund’s Declaration of Trust, including those described above, may only be amended by the affirmative vote of a majority of the Trustees then in office and 75% of the Common Shares entitled to vote on the matter; provided, however, that only a majority vote of the Board of Trustees is required to change the Fund’s domicile of existence without changing the substance of the Fund’s Declaration of Trust; and, provided, further, that if the amendment is approved by 75% of the Board of Trustees then in office no shareholder approval will be required unless such a vote is required by applicable law, and, if applicable law requires shareholder approval, the vote required will be the lesser of (i) a majority of shares voted or (ii) the least amount legally required.

The Fund’s Declaration of Trust and Bylaws include provisions which generally prevent shareholder nominations of Trustees from being considered at shareholder annual meetings unless specified or requested information is provided and the Fund receives notice of these matters at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.  Shareholder nominations must also be made in compliance with other requirements set forth in the Fund’s Declaration of Trust and By-laws.  Except as may be required by applicable law, shareholder nominations that meet the requirements of the Fund’s Declaration of Trust and Bylaws will not be included in the Fund’s proxy statement for an annual meeting unless those nominations are also supported by the Fund’s Board of Trustees, but they may be considered at the annual meeting whether or not they are supported by the Fund’s Board of Trustees.

The Fund’s Declaration of Trust and Bylaws permit shareholder meetings to be called only by a Fund’s Board of Trustees, subject to the provisions of applicable law.  Shareholder meetings are the only time required and/or permitted Shareholder actions may be taken.

The votes required to approve transactions constituting a plan of reorganization are higher than those required by the Investment Company Act, subject to exception by a majority of the Board of Trustees.

The provisions of the Fund’s Declaration of Trust and Bylaws described above could have the effect of depriving the Common Shareholders of opportunities to sell their shares at a premium over the then current market price of the Common Shares.  These provisions may prevent a third party from obtaining control of a Fund in a tender offer or similar transaction.  The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party.  These provisions provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with the Fund’s management and Board of Trustees regarding the price to be paid and facilitating the continuity of the Fund’s investment objectives and policies.  There are other provisions of the Declaration of Trust and Bylaws which may prevent a change of control or which you may believe are not in your best interests as a shareholder.  You should read the Declaration of Trust and Bylaws on file with the SEC for the full text of these provisions.

REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND

The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares.  Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), net asset value, dividend stability, relative demand for and supply of such shares in the market, general market and economic conditions and other factors.  Because shares of a closed-end investment company may frequently trade at prices lower than net asset value, the Board of Trustees has currently determined that, at least annually, it will consider action that might be taken to reduce or eliminate any material discount from net asset value in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares at net asset value, or the conversion of the Fund to an open-end investment company.  There can be no assurance, however, that the Board of Trustees will decide to take any of these actions, or that share repurchases or tender offers, if undertaken, will reduce market discount.

The staff of the SEC currently requires that any tender offer made by a closed-end investment company for its shares must be at a price equal to the net asset value of such shares on the close of business on the last day of the tender offer.  Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering shareholders.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer.  Interest on any Borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income.  Any share repurchase, tender offer or borrowing that might be approved by the Board of Trustees would have to comply with the Exchange Act, and the Investment Company Act and the rules and regulations thereunder.

Although the decision to take action in response to a discount from net asset value will be made by the Board of Trustees at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of Common Shares or a tender offer for such shares if (1) such transactions, if consummated, would (a) result in the delisting of the Common Shares from the New York Stock Exchange or elsewhere, or (b) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Fund) or as a registered closed-end investment company under the Investment Company Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objectives and policies in order to repurchase shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the New York Stock Exchange or elsewhere, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by United States or state banks in which the Fund invests, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by lending institutions or on the exchange of non-United States currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition that would have a material adverse effect (including any adverse tax effect) on the Fund or its shareholders if shares were repurchased.  The Board of Trustees of the Fund may in the future modify these conditions.

Conversion to an open-end investment company would require the approval of the holders of at least 75% of the Common Shares.  See “Certain Provisions in the Declaration of Trust and Bylaws” for a discussion of voting requirements applicable to conversion of the Fund to an open-end investment company.  If the Fund converted to an open-end investment company, the Common Shares would no longer be listed on the Nasdaq Capital Market or elsewhere.  Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the Investment Company Act or rules thereunder) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption.  In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares.  Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.  The Board of Trustees of the Fund may at any time propose conversion of the Fund to an open-end investment company depending upon their judgment as to the advisability of such action in light of circumstances then prevailing.

The repurchase by the Fund of its shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding.  However, there can be no assurance that share repurchases at or below net asset value will result in the Fund’s shares trading at a price equal to their net asset value.  Nevertheless, the fact that the Fund’s shares may be the subject of repurchase or tender offers at net asset value from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and net asset value that might otherwise exist.

In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s total assets, which would likely have the effect of increasing the Fund’s expense ratio.  See the Prospectus under “Risks-Leverage Risks.”

Before deciding whether to take any action if the Common Shares trade below net asset value, the Board of Trustees would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders, and market considerations.  Based on these considerations, even if the Fund’s shares should trade at a discount, the Board of Trustees may determine that, in the interest of the Fund and its shareholders, no action should be taken.

TAX MATTERS

Set forth below is a summary of certain United States federal income tax considerations applicable to the Fund and the purchase, ownership and disposition of Units.  This discussion does not purport to be a complete description of the income tax considerations that may be applicable to an investment in Units.  For example, this summary does not discuss certain tax considerations that may be relevant to holders who are subject to special rules under the Internal Revenue Code (the “Code”), including stockholders subject to the alternative minimum tax, tax-exempt organizations, certain financial institutions, dealers in securities, and pension plans and trusts.  In addition, this summary does not discuss any aspect of U.S. estate or gift tax or foreign, state, or local taxes.

Unless otherwise noted, this discussion assumes that you are a U.S. Holder and that you hold your Units as capital assets.  For purposes of this summary, a “U. S. Holder” generally is a beneficial owner of Units who is for U.S. federal income tax purposes (i) a citizen or an alien individual resident in the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or a trust existing on August 20, 1996 that validly elected to continue to be treated as a U.S. trust).  If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.  We have not sought and will not seek a ruling from the Internal Revenue Service (“IRS”) regarding this offering.  Tax matters are very complex, and the tax consequences to an investor of an investment in our shares will depend on his, her, or its particular circumstances.  Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership, or disposition of Units, as well as the tax consequences arising under the laws of any state, non-United States country, or other taxing jurisdiction.

Taxation of the Fund as a Regulated Investment Company

Qualification as a RIC. The Fund intends to elect to be treated and to qualify annually as a regulated investment company (“RIC”) under the Code.

To qualify for the favorable United States federal income tax treatment generally accorded to regulated investment companies, the Fund must, among other things, satisfy three principal requirements:  First, it must derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, or foreign currencies, other income (including but not limited to gains from options) derived with respect to its business of investing in such stock, securities or currencies, or interests in “qualified publicly traded partnerships,” as defined in the Code.  Second, it must diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s assets is represented by cash and cash items (including receivables), United States Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than United States Government securities or the securities of other regulated investment companies) of a single issuer, two or more issuers that the Fund controls and are engaged in the same, similar or related trades or businesses, or the securities of one or more qualified publicly traded partnerships.  Third, it must distribute at least 90% of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid).

Taxation of the Fund. As a regulated investment company, the Fund generally will not be subject to United States federal income tax on its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes to shareholders.  The Fund may retain for investment its net capital gain.  However, if the Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates (currently at a maximum rate of 35%) on the amount retained.  If the Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.  If the Fund makes this designation, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.  The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

If the Fund fails to make distributions to its shareholders on a timely basis in accordance with a calendar year distribution requirement, it will be subject to a nondeductible 4% excise tax.  To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income for the one-year period ending October 31 of the calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years and on which the Fund paid no federal income tax.  To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.  For purposes of the distribution requirement, a distribution will be treated as paid on December 31 of the current calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year.  Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Failure to Qualify as a RIC.  If the Fund fails to qualify as a regulated investment company or fails to satisfy the 90% distribution requirement in any taxable year, the Fund will be taxed in the same manner as an ordinary corporation on its taxable income (even if such income is distributed to its shareholders), and distributions to shareholders will not be deductible by the Fund in computing its taxable income.  Additionally, all distributions out of earnings and profits will be taxed to shareholders as ordinary dividend income.  Such distributions generally will be eligible (i) to be treated as “qualified dividend income,” as discussed below (See “Taxation of U.S. Holders – Distributions,” below) in the case of noncorporate shareholders and (ii) for the dividends received deduction under Section 243 of the Code (the “Dividends Received Deduction”) in the case of corporate shareholders.

Taxation of U.S. Holders of Fund Shares

Distributions on Common Shares.  Dividends paid out of the Fund’s investment company taxable income will generally be taxable to a shareholder as ordinary income to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares.

Such dividends may (if properly designated by the Fund) qualify for the dividends received deduction available to corporations under Section 243 of the Code (to the extent derived from dividends from U.S. corporations (other than tax-exempt organizations, exempt farmers’ cooperatives, or real estate investment trusts) and the reduced rate of taxation that applies to “qualified dividend income” received by individuals under Section 1(h)(11) of the Code.  For taxable years beginning before January 1, 2013, qualified dividend income received by noncorporate shareholders is taxed at rates equivalent to long-term capital gain tax rates (see “Capital Gains and Losses” below); for taxable years beginning after December 31, 2012, qualified dividend income will no longer be taxed at the rates applicable to long-term capital gains, unless Congress enacts legislation providing otherwise.  Qualified dividend income generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria, although dividends paid by REITs generally will not constitute qualified dividend income.  The Fund generally can pass the tax treatment of qualified dividend income it receives through to noncorporate Fund shareholders.  For the Fund to receive qualified dividend income, the Fund must hold the stock associated with an otherwise qualified dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or more than 90 days during the 181-day period beginning 90 days before the ex-dividend date, in the case of certain preferred stocks).  In addition, the Fund cannot be obligated to make payments (pursuant to a short sale or otherwise) with respect to substantially similar or related property.  The same provisions, including the holding period requirements, apply to each shareholder’s investment in the Fund.

Distributions of net capital gain (i.e., the excess of the Fund’s net long-term capital gains over its net short-term capital losses), if any, that are designated by the Fund as capital gain dividends are taxable to a shareholder as long-term capital gains, regardless of how long the shareholder has held Fund shares.

Investors considering buying shares just prior to a dividend or capital gain distribution should be aware that, although the price of shares purchased at that time may reflect the amount of the forthcoming distribution, such dividend or distribution may nevertheless be taxable to them.

Shareholders receiving distributions in the form of additional shares, rather than cash, generally will have a cost basis in each such share equal to the fair market value of a share of the Fund on the reinvestment date.  A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits is required to be treated by a shareholder as a nontaxable return of capital that is applied against and reduces the shareholder’s basis in his or her shares.  To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares.

Sale or Exchange of Fund Shares. Upon the sale or other disposition of shares of the Fund that a shareholder holds as a capital asset, such shareholder will generally realize a capital gain or loss to the extent of the difference between the amount realized and the adjusted tax basis in the shares sold or exchanged.  Such gain or loss will be long-term or short term, depending upon the shareholder’s holding period for the shares.  Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year.

Any loss realized on a sale or exchange will be disallowed to the extent that shares disposed of are replaced (including through reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after disposition of the original shares.  In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.  Any loss realized by a shareholder on a disposition of Fund shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gain received or deemed received by the shareholder with respect to such shares.

Capital Gains and Losses.  A U.S. Holder that is a corporation for United States federal income tax purposes must pay tax on its net capital gains at ordinary corporate rates.  For noncorporate taxpayers, short-term capital gains are subject to tax at the same rates as ordinary income (taxed currently at a maximum rate of 35%, but scheduled to rise to a maximum of 39.6% for taxable years beginning after December 31, 2012 in the absence of legislative change).  Under current law, long-term capital gains are taxed to noncorporate taxpayers at a maximum rate of 15% (with lower rates for individuals in the 10% and 15% tax brackets).  After December 31, 2012, the maximum individual tax rate on long-term capital gains will increase to 20%, unless Congress enacts legislation providing otherwise.  In addition, under recent legislation a 3.8% Medicare tax will be imposed on net investment income, including interest, dividends, and capital gains of U.S. individuals with income exceeding $200,000 ($250,000 if married and filing jointly), and of estates and trusts, commencing in 2013.

A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income up to a maximum amount of $3,000 per year and may carry forward unused capital losses indefinitely. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Special Tax Considerations Affecting the Fund and Distributions to Fund Shareholders

Certain of the Fund’s investment practices may affect the amount, timing, and character of distributions to U.S. Holders. These include investments governed by special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not count toward the 90% of gross income requirement necessary for the Fund to qualify as a regulated investment company under the Code.  The Fund may make certain tax elections in order to mitigate the effect of these provisions.

Derivatives. The Fund’s transactions in option contracts and other derivatives will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital), may accelerate recognition of income to the Fund, and may defer Fund losses.  These rules could, therefore, affect the character, amount, and timing of distributions to shareholders.  These provisions also (a) will require the Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were sold at the end of the Fund’s taxable year), and (b) may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement for qualifying to be taxed as a regulated investment company and the distribution requirements for avoiding excise taxes.  For example, the Fund expects to enter into transactions that would be treated as “Section 1256 Contracts” under the Code.  In general, the Fund would be required to treat any Section 1256 Contracts as if they were sold for their fair market value at the end of the Fund’s taxable year, and would be required to recognize gain or loss on such deemed sale for federal income tax purposes even though the Fund did not actually sell the contract and receive cash.  Forty percent of such gain or loss would be treated as short-term capital gain or loss and sixty percent of such gain or loss would be treated as long-term capital gain or loss.  The Fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any  option or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the Fund from being taxed as a regulated investment company.

Option positions that are not Section 1256 Contracts are not subject to the mark-to-market treatment described above but are governed by the rules described in this paragraph.  Premiums received by the Fund for writing or selling call options are not included in income at the time of receipt.  Rather, gain or loss is determined at the time the options lapse, are terminated in closing transactions, or are exercised.  The character of the gain or loss for such options that lapse or terminate is determined under Code Section 1234.  If such an option lapses, the premium is short-term capital gain to the Fund.  If the Fund enters into a closing transaction (including a cash settlement), the difference between the amount paid to close out its position and the premium received is short-term capital gain or loss.  If a call option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security and any resulting gain or loss will be long-term or short-term, depending upon the holding period of the security.  Because the Fund does not have control over the exercise of the call options it writes, such exercise or other required sales of the underlying securities may cause the Fund to realize capital gains or losses at inopportune times.  With respect to a put or a call option that is purchased by the Fund, if the option is sold, any resulting gain or loss will be capital gain or loss, and will be short-term or long-term, depending upon the Fund’s holding period for the option.  If such an option expires, the resulting loss is a capital loss, and will be short-term or long-term, depending upon the Fund’s holding period for the option.  If such an option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security, and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

If positions held by the Fund were treated as “straddles” for federal income tax purposes, dividends on such positions would not constitute qualified dividend income subject to favorable income tax treatment.  In addition, gain or loss on positions in a straddle is subject to special (and generally disadvantageous) rules.

Currency Fluctuations.  Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in the Canadian dollar and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss.  Similarly, gains or losses on Canadian currency forward contracts and the disposition of debt securities denominated in Canadian currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are treated as ordinary income or loss.

Original Issue Discount. Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the stated redemption price at maturity of the securities (generally their face amount but also including interest that is not payable on an annual or more frequent basis) over their issue price (“original issue discount”) each year that the securities are held, even though the Fund receives no cash interest payments corresponding to such original issue discount.  In other circumstances, whether pursuant to the terms of a security or as a result of other factors outside the control of the Fund, the Fund may recognize income without receiving a commensurate amount of cash.  Such income is included in determining the amount of income that the Fund must distribute to maintain its status as a regulated investment company and to avoid the payment of federal income tax and the nondeductible 4% excise tax.  Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to its shareholders.

Constructive Sales. The Code imposes constructive sale treatment for federal income tax purposes on certain hedging strategies with respect to appreciated financial positions.  Under these rules, taxpayers are required to recognize gain, but not loss, with respect to securities if they enter into short sales or “offsetting notional principal contracts” (as defined by the Code) with respect to the same or substantially identical property, or if they enter into such transactions and then acquire the same or substantially identical property.  The Secretary of the Treasury is authorized to promulgate regulations that will treat as constructive sales certain transactions that have substantially the same effect as these transactions.

Investments in Securities of Uncertain Tax Character. The Fund may invest in preferred securities, convertible securities or other securities the federal income tax treatment of which is uncertain or subject to recharacterization by the Internal Revenue Service.  To the extent the tax treatment of such securities or income differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Foreign Taxes. Since the Fund may invest in Canadian securities, its income from such securities may be subject to foreign taxes.  If more than 50% of the Fund’s total assets at the end of its fiscal year are invested in stock or securities of foreign corporate issuers, the Fund may make an election permitting its shareholders to take a deduction or credit for federal tax purposes for their pro rata portion of certain qualified foreign taxes paid by the Fund in respect of foreign securities the Fund has held for at least the minimum period specified in the Code.  The Fund will consider the value of the benefit to a typical shareholder, the cost to the Fund of compliance with the election, and incidental costs to shareholders in deciding whether to make the election.  A shareholder’s ability to claim such a foreign tax credit or deduction in respect of foreign taxes will be subject to certain limitations imposed by the Code, including a holding period requirement, as a result of which a shareholder may not get a full credit or deduction for the amount of foreign taxes so paid by the Fund.  Shareholders who do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.

Passive Foreign Investment Companies. If the Fund purchases shares in a foreign corporation that is classified as a “passive foreign investment company” (a “PFIC”), the Fund may be subject to United States federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders.  Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.  If the Fund were to invest in a PFIC and elected to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund would be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if not distributed to the Fund.  Alternatively, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund would recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it did not exceed prior increases included in income.  Under either election, the Fund might be required to recognize in a year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income would nevertheless be subject to the distribution requirement of PFIC stock during that year and would be taken into account for purposes of the 4% excise tax (described above).  Dividends paid by PFICs will not be treated as qualified dividend income.

Backup Withholding

The Fund may be required to withhold federal income tax from all taxable distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding.  The backup withholding percentage is 28% for amounts paid through 2012, after which time the rate will increase to 31% absent legislative change.  Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding.  This withholding is not an additional tax.  Any amounts withheld may be credited against the shareholder’s federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Non U.S. Shareholders

United States taxation of a Unit holder who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign trust or estate, a foreign corporation or foreign partnership (a “non-U.S. Holder”) depends on whether the income of the Fund is “effectively connected” with a United States trade or business carried on by the non-U.S. Holder.

Income Not Effectively Connected.  If the income from the Fund is not “effectively connected” with a United States trade or business carried on by the non-U.S. Holder, distributions of investment company taxable income are generally subject to United States withholding tax of 30% or a reduced rate specified in an applicable income tax treaty.  However, a non-U.S. Holder will generally not be subject to United States federal withholding tax on distributions of net long-term capital gains over net short-term capital losses, or on amounts designated as undistributed net capital gains. For taxable years of the Fund beginning before January 1, 2012, United States source withholding taxes are not imposed on dividends paid by regulated investment companies to the extent the dividends are designated as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to United States withholding tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements.  After 2011, interest related dividends and short term capital gain dividends paid to non-U.S. Holders are subject to the withholding tax rules that apply to other dividends, in the absence of legislation.  Prospective investors should consult their tax advisors concerning the potential effect on them of these rules.

In order to obtain a reduced rate of withholding or an exemption from U.S. withholding tax on distributions from the Fund, a non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its foreign status and entitlement to any asserted benefits under a treaty, unless the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (in which case the non-U.S. Holder must provide a Form W-8ECI).  (See “Income Effectively Connected” below.)  A non-U.S. Holder who fails to provide an IRS Form W-8BEN or other applicable form may be subject to back-up withholding at the appropriate rate.  See “Backup Withholding” above.

Under certain circumstances, distributions attributable to gains from United States real property interests (including certain United States real property holding corporations) will generally cause a non-U.S. Holder  to be treated as recognizing such gain as income effectively connected to a trade or business within the United States, subject to the rules described under “Income Effectively Connected” below.  Also, such gain may be subject to a 30% branch profits tax in the hands of a non-U.S. Holder that is a corporation.

Beginning in 2013, a withholding tax of 30% will apply to payments of Fund dividends and gross proceeds of Fund redemptions paid to any non-U.S. Holder who fails to comply with certain reporting requirements to the IRS and/or to the Fund as to identifying information (including name, address and taxpayer identification number) of direct and indirect U.S. owners. Affected shareholders should consult their own tax advisors regarding the possible implications of these requirements on their own investment in the Fund.

Dividends paid out of current or accumulated earnings and profits of Peerless to a non-U.S. Holder of Peerless Common Stock will be subject to the United States 30% withholding tax (or a lower treaty rate, if applicable), unless the dividends are effectively connected with a United States trade or business conducted by the non-U.S. Holder.  Any gain realized by a non-U.S. Holder upon the sale or exchange of such shareholder’s shares of the Fund, or upon the sale or exchange of a Peerless Warrant or shares of Peerless Common Stock, will ordinarily be exempt from United States withholding tax.

Income Effectively Connected.  If income from the Fund is “effectively connected” with a United States trade or business carried on by a non-U.S. Holder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains, and any gains realized upon the sale or exchange of shares of the Fund, Peerless Warrants, or shares of Peerless Common stock will be subject to United States income tax at the graduated rates applicable to United States citizens, residents and domestic corporations.  Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.

The tax consequences to a non-U.S. Holder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.  Non-U.S. Holders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Regulations on “Reportable Transactions”

Under Treasury regulations, if a shareholder recognizes a loss with respect to Common Stock of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder in any single taxable year (or a greater loss over a combination of years), the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Taxes

Fund shareholders may be subject to state, local and foreign taxes on their Fund distributions.  Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is [custodian].  The custodian performs custodial, fund accounting and portfolio accounting services.  The Fund’s transfer, shareholder services, dividend paying and dividend investment agent is [transfer agent].

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[•] has been appointed as the independent registered public accounting firm for the Fund, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.  [•] is located at [•].

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C.  The Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto.  For further information with respect to the Fund and the shares offered hereby, reference is made to the Fund’s Registration Statement.  Statements contained in the Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.  Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

FINANCIAL STATEMENTS

FORM OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Peerless Value Opportunity Fund:

In our opinion, the accompanying statement of assets and liabilities and the related statement of operations from [•] [•], 2011 (date of organization) through [•] [•], 2011 present fairly, in all material respects, the financial position of Peerless Value Opportunity Fund (the “Fund”) at [•][•], 2011, and the results of operations for the period then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ [auditor]

PEERLESS VALUE OPPORTUNITY FUND

Form of Statement of Assets and Liabilities

[•][•], 2011

Assets:
Cash	$
Offering costs
Receivable from Adviser
Total assets

Liabilities:
Accrued offering costs
Payable for organization costs
Total liabilities

Net assets	$

Net asset value per share of Common Shares outstanding ($[•] divided by [•] Common Shares outstanding)	$

Net Assets Represent:
Common Shares, $.01 par value; unlimited number of shares authorized, [•] Common Shares outstanding	$
Paid-in surplus

Net assets	$

PEERLESS VALUE OPPORTUNITY FUND

Form of Statement of Operations

Period from May 12, 2011 (date of organization) through  [•][•], 2011

Investment income	$—

Expenses:
Organization costs
Expense reimbursement

Total expenses

Net investment income	$—

Note 1: Organization

The Fund was organized as a Delaware statutory trust on May 12, 2011, and has been inactive since that date except for matters relating to its organization and registration as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the sale of 100 Common Shares to Locksmith Capital Advisors, Inc., the Fund’s investment adviser (“LCA”), a wholly-owned subsidiary of Peerless Systems Corporation, a Delaware corporation  (“Peerless”).

Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) of the Units that exceed $.04 per Unit

The Fund’s investment objective is to provide a high level of total return.  The Fund intends to pursue its investment objective primarily by investing in a portfolio of equity securities issued by companies domiciled in the United States or Canada which it believes to be undervalued.

Note 2: Significant Accounting Policies

The Fund’s financial statements are prepared in accordance with accounting principles generally accepted in the United States which require the use of management estimates.  Actual results may differ from those estimates.

The Fund’s share of offering costs will be recorded as a reduction of the proceeds from the sale of Common Shares upon the commencement of Fund operations.

Note 3: Investment Management Agreement

Pursuant to an investment management agreement between LCA and the Fund, the Fund has agreed to pay an annual management fee for the services and facilities provided by LCA, at the annual rate of 2.90% of the Fund’s average daily Managed Assets, payable on a monthly basis.  The management fee compensates the Adviser for overall investment advisory services, and general office facilities.  The Fund pays no compensation directly to those of its Trustees who are affiliated with LCA or to its officers, all of whom receive remuneration for their services to the Fund from LCA or its affiliates.

Note 4: Income Taxes

The Fund intends to distribute income and capital gains to shareholders and to otherwise comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies.  Therefore, no federal income tax provision is required.

Appendix A

Description of Securities Ratings

Corporate Long-Term Debt Ratings

The Fund will invest in debt securities rated at the time of purchase “Baa3” or better by Moody’s, or “BBB-” or better by Standard & Poor’s.  The Fund may invest in securities with equivalent ratings from another nationally recognized rating agency and non-rated issues that are determined by LCA to have financial characteristics that are comparable and that are otherwise similar in quality to the rated issues it purchases.

Standard & Poor’s Debt Ratings.  A Standard & Poor’s corporate debt rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation.  It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable.  Standard & Poor’s does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information.  The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.

The ratings are based, in varying degrees, on the following considerations:

–	Likelihood of payment - capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

–	Nature of and provisions of the obligation; and

–
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

The issue ratings definitions are expressed in terms of default risk.  As such, they pertain to senior obligations of an entity.  Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.

Investment Grade

“AAA”  This is the highest rating that may be assigned by Standard & Poor’s to a debt instrument and indicates an extremely strong capacity to pay the debt obligations.

“AA”  Debt rated “AA” also qualifies as a high-quality fixed income security.  The capacity to pay debt obligations is very strong, although not as overwhelming as for issues rated “AAA.”

“A”  An issued rated “A” is backed by a sound capacity to pay the debt obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

“BBB”  An issue rated “BBB” is regarded as backed by an adequate capacity to pay the debt obligations.  Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for debt in this category than for issues in the “A” category.

Speculative Grade

Debt rated “BB,” “B,” “CCC,” “CC” and “C” is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal.  “BB” indicates the least degree of speculation and “C” the highest.  While such debt will likely have some quality and protective characteristic, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

“BB” Debt rated “BB” has less near-term vulnerability to default than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.  The “BB” rating category is also used for debt subordinated to senior debt that is assigned an actual or implied “BBB-”rating.

“B” Debt rated “B” has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments.  Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.  The “B” rating category is also used for debt subordinated to senior debt that is assigned an actual or implied “BB” or “BB-”rating.

“CCC” Debt rated “CCC” has a current identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal.  In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.  The “CCC” rating category is also used for debt subordinated to senior debt that is assigned an actual or implied “B” or “B-” rating.

“CC” Debt rated “CC” typically is applied to debt subordinated to senior debt that is assigned an actual or implied “CCC” rating.

“C” Debt rated “C” typically is applied to debt subordinated to senior debt which is assigned an actual or implied “CCC-” debt rating.  The “C” rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

“CI” The rating “CI” is reserved for income bonds on which no interest is being paid.

“D” Debt rated “D” is in payment default.  The “D” rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such period.  The “D” rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Modifiers

The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Moody’s Long-Term Debt Ratings.  Moody’s ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed.

Investment Grade

“Aaa”  Bonds which are rated “Aaa” are judged to be the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edged.”  Interest payments are protected by a large, or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

“Aa”  Bonds which are “Aa” are judged to be of high quality by all standards.  Together with the “Aaa” group they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

“A”  Bonds which are rated “A” possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

“Baa”  Bonds which are rated “Baa” are considered as medium grade obligations; (namely, they are neither highly protected nor poorly secured).  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Speculative Grade

“Ba”  Bonds which are rated “Ba” are judged to have speculative elements; their future cannot be considered as well-assured.  Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

“B”  Bonds which are rated “B” generally lack characteristics of the desirable investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

“Caa”  Bonds which are rated “Caa” are of poor standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

“Ca”  Bonds which are rated “Ca” represent obligations which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.

“C”  Bonds which are rated “C” are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Modifiers

Moody’s applies numerical modifiers 1, 2 and 3 in each of the foregoing generic rating classifications.  The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

Commercial Paper Ratings

The Fund may also invest in commercial paper and commercial paper master notes assigned ratings of A-1 or A-2 by Standard & Poor’s or Prime-1 or Prime-2 by Moody’s.  A brief description of the ratings symbols and their meanings follows.

Standard & Poor’s Commercial Paper Ratings.  A Standard & Poor’s commercial paper rating is a current opinion of the likelihood of timely payment of debt considered short-term in the relevant market.  Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest.  The three highest categories are as follows:

A-1  This highest category indicates that the degree of safety regarding timely payment is strong.  Those issuers determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2  Capacity for timely payment on issues with this designation is satisfactory.  However the relative degree of safety is not as high as for issuers designated “A-1”.

A-3  Issues carrying this designation have adequate capacity for timely payment.  They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying a higher designation.

Moody’s Investors Service, Inc Commercial Paper.  Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations.  These obligations have an original maturity not exceeding one year, unless explicitly noted.  Moody’s ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed.

Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Prime-1 - Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.  Prime-1 repayment ability will often be evidenced by many of the following characteristics:

–	Leading market positions in well-established industries.

–	High rates of return on funds employed.

–	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

–	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

–	Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations.  This will normally be evidenced by many of the characteristics cited above but to a lesser degree.  Earnings trends and coverage ratios, while sound, may be more subject to variation.  Capitalization characteristics, while still appropriate, may be more affected by external conditions.  Ample alternate liquidity is maintained.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations.  The effect of industry characteristics and market compositions may be more pronounced.  Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage.  Adequate alternate liquidity is maintained.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.               Other Expenses of Issuance and Distribution.

As set forth under “Use of Proceeds” in the prospectus included in Part I of this Registration Statement, Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) that exceed $.04 per Unit.

SEC registration fee	$______
FINRA filing fee	$*
NASDAQ Capital Market	$*
Printing and postage	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total expenses	$*

Note:  All listed amounts are estimates.

* To be provided by amendment.

Item 14.               Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Peerless' Certificate of Incorporation includes such a provision. As a result of this provision, Peerless and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Peerless' Amended and Restated Bylaws provide for indemnification of Peerless' directors, officers, employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Peerless pursuant to Peerless' Certificate of Incorporation, Amended and Restated Bylaws and the DGCL, Peerless has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Peerless has entered into indemnity agreements with each of its directors and executive officers. These indemnity agreements require that Peerless indemnify each director and executive officer for amounts that he or she is or becomes obligated to pay because of any claim or claims made against him or her by reason of the fact that he or she is or was serving as a director or executive officer of Peerless, by reason of any action (or failure to act) taken by him or her or any action (or failure to act) on his or her part while acting as a director or executive officer of Peerless, or by reason of the fact that he or she is or was serving at Peerless' request as a director or officer. Under the DGCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). The indemnity agreements require Peerless to advance the expenses incurred by a director or executive officer, upon request, provided that the director or executive officer undertakes to repay the advance to the extent that it is ultimately determined that he or she is not entitled to be indemnified by Peerless under the provisions of the indemnity agreements, Peerless' amended and restated bylaws, applicable law or otherwise. Absent the indemnity agreements, indemnification that might be made available to directors and executive officers could be changed by amendments to Peerless' Certificate of Incorporation and Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Peerless pursuant to the foregoing provisions, Peerless has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.               Recent Sales of Unregistered Securities.

On August 26, 2010, the Board of Directors of Peerless approved a tender offer by Peerless to purchase up to 13,846,153 shares of its common stock at a cash price of $3.25 per share (the “Offer”) in an amount up to $45 million. Peerless commenced the Offer on October 5, 2010. The Offer expired on November 4, 2010.  Giving effect to shares properly tendered pursuant to a notice of guaranteed delivery, a total of 13,214,401 shares were properly tendered and not withdrawn in the Offer at a total purchase price of approximately $42.9 million. Peerless completed the purchase of shares on November 10, 2010. The Offer was undersubscribed and all properly tendered shares were purchased by Peerless. Peerless had 3,357,519 shares outstanding as of November 11, 2010. Total costs in connection with the Offer were approximately $0.1 million.

Item 16.               Exhibits and Financial Statement Schedules.

(a)      Exhibits.  The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

(b)      Financial Statement Schedules.  Not Applicable.

Item 17.               Undertakings.

Peerless hereby undertakes:

(A)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Peerless pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by Peerless pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of Peerless under the Securities Act to any purchaser in the initial distribution of the securities, Peerless undertakes that in a primary offering of securities of Peerless pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, Peerless will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of Peerless relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of Peerless or used or referred to by Peerless;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about Peerless or its securities provided by or on behalf of Peerless; and

(iv) Any other communication that is an offer in the offering made by Peerless to the purchaser.

(B)  Peerless hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Peerless’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Peerless hereby undertakes that for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Peerless pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peerless pursuant to the foregoing provisions, or otherwise, Peerless has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Peerless of expenses incurred or paid by a director, officer or controlling person of Peerless in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peerless will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 22, 2011.

PEERLESS SYSTEMS CORPORATION

By:	/s/ Timothy E. Brog
Name: Timothy E. Brog
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints each of Timothy E. Brog, William Neil and Robert Kalkstein and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-1, and to any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William R. Neil	Chief Financial Officer	June 22, 2011
William R. Neil	(Principal Financial and Accounting Officer)

/s/ Steven M. Bathgate
Steven M. Bathgate	Director	June 22, 2011

/s/ Timothy E. Brog
Timothy E. Brog	Director	June 22, 2011

/s/ Robert Frankfurt
Robert Frankfurt	Director	June 22, 2011

/s/ Jeffrey A. Hammer
Jeffrey A. Hammer	Director	June 22, 2011

/s/ Eric Kuby
Eric Kuby	Director	June 22, 2011

/s/ Jeffrey S. Wald
Jeffrey S. Wald	Director	June 22, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement between Peerless Value Opportunity Fund, Peerless Systems Corporation, [names of underwriters], dated ________, 2011.**

3.1(1)	Certificate of Incorporation of Peerless Systems Corporation

3.2(5)	Amended and Restated Bylaws of Peerless Systems Corporation

4.1(17)	Specimen Unit Certificate

4.2	Specimen Certificate of Peerless Systems Corporation Common Stock*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Peerless Systems Corporation and Warrant Agent*

5.1	Opinion of Foley & Lardner LLP**

10.1(2)(4)	1996 Equity Incentive Plan, as amended and form of stock option agreements thereunder.

10.2(2)(6)	Form of Indemnification Agreement, effective as of March 12, 2001.

10.3(3)(8)	Postscript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless effective as of July 23, 1999.

10.4(3)(8)	Master Technology License Agreement dated January 16, 2000 between Konica Corporation and Peerless Systems Corporation.

10.5(8)	Master Technology License Agreement dated April 1, 1997 between Kyocera Corporation and Peerless Systems Corporation.

10.6(3)(8)	Master Technology License Agreement between Oki Data Corporation and Peerless Systems Imaging Products, Inc.

10.7(3)(8)	Master Technology License Agreement dated April 1, 2000 between Seiko Epson Corporation and Peerless Systems Imaging Products, Inc.

10.8(3)(8)	Nest Office SDK Development and Reseller Agreement Statement of Work 8 to BDA No. N-A-1 between and Novell, Inc. and Peerless Systems Networking effective as of August 17, 1999.

10.9(3)(8)	Amendment No. 1 to Nest Office SDK Development and Reseller Agreement Statement of Work 8 to BDA No. N-A-1 between and Novell, Inc. and Peerless Systems Networking effective as of August 17, 1999.

10.10(8)	Business Development Agreement by and between Novell and Auco, Inc effective as of September 6, 1996.

10.11(2)(9)	Peerless Systems Corporation 2005 Incentive Award Plan.

10.12(3)(10)	Asset Purchase Agreement by and between Kyocera-Mita Corporation and Peerless Systems Corporation, dated as of January 9, 2008.

10.13(2)(11)	Employment Agreement dated as of May 26, 2009 between Peerless and William Neil.

10.14(3)(12)	Amendment No. 30 to PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as amended.

10.15(13)	Form of 2005 Incentive Award Plan Restricted Stock Award Agreement.

10.16(14)	Employment Agreement between Peerless Systems Corporation and Timothy E. Brog, dated as of August 26, 2010.

10.17(15)	Amended and Restated Peerless Systems Corporation 2005 Incentive Award Plan, dated November 1, 2010.

10.18(16)	Amendment No. 22 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 14, 2005.

10.19(16)	Amendment No. 24 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 14, 2005.

10.20(16)	Amendment No. 26 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 13, 2005.

10.21(16)	Amendment No. 27 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of November 1, 2005.

10.22(16)	Letter dated December 7, 2006 from Adobe Systems Incorporated to Peerless Systems Corporation extending the term of PostScript Software Development License and Sublicense Agreement.

10.23(2)(5)	Asset Purchase Agreement by and between Kyocera-Mita Corporation and Peerless Systems Corporation, dated as of January 9, 2008.

10.24(10)	Addendum dated as of June 23, 2008 between Peerless and William Neil.

10.25(10)	Employment Agreement dated as of June 14, 2006 between Peerless and William Neil.

10.26(12)	Amendment No. 30 to PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as amended.

10.27(3)	Addendum V to SOW 8 to BDA No. N-A-1 between Peerless and Novell, Inc., dated April 7, 2009.

21.1	Registrant’s Wholly-Owned Subsidiaries.*

23.1	Consent of Ernst & Young LLP, the Independent Registered Public Accounting Firm of Peerless Systems Corporation.*

23.2	Consent of Foley & Lardner (included in Exhibit 5.1).**

24.1	Power of Attorney. Reference is made to the signature page to this Registration Statement on Form S-1.

* Filed herewith
** To be filed by amendment

(1)	Previously filed in Peerless’ Registration Statement on Form S-1 (File No. 333-09357), as amended and incorporated herein by reference.

(2)	Management contract or compensatory plan or arrangement.

(3)	Subject to a Confidential Treatment Order. Portions of this Exhibit have been omitted pursuant to the Confidential Treatment Order.

(4)	Previously filed in Peerless’ Registration Statement on Form S-8 (File No. 333-73562), filed November 16, 2001, and incorporated herein by reference.

(5)	Previously filed in Peerless’ Form 8-K, filed July 23, 2007, and incorporated herein by reference.

(6)	Previously filed in Peerless’ Registration Statement on Form S-8 (File No. 333-57362), filed March 21, 2001, and incorporated herein by reference.

(7)	Previously filed in Peerless’ Amendment No. 4 to its Registration Statement on Form S-3 (File No. 333-60284), filed July 27, 2001, and incorporated herein by reference.

(8)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2002, filed September 16, 2002, and incorporated herein by reference.

(9)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2005, filed September 14, 2005, and incorporated herein by reference.

(10)	Previously filed in Peerless’ Form 8-K, filed January 10, 2008, and incorporated herein by reference.

(11)	Previously filed in Peerless’ Form 8-K, filed June 1, 2009, and incorporated herein by reference.

(12)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2008, filed September 18, 2008, and incorporated herein by reference.

(13)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2009, filed September 11, 2009, and incorporated herein by reference.

(14)	Previously filed in Peerless’ Form 8-K, filed August 30, 2010, and incorporated herein by reference.

(15)	Previously filed in Peerless’ Quarterly Report on Form 10-Q filed on December 15, 2010 and incorporated herein by reference.

(16)	Previously filed in Peerless’ Quarterly Report on Form 10-Q filed on December 15, 2004 and incorporated herein by reference.

(17)	Included as Exhibit (d)(2) to Peerless Value Opportunity Fund's Registration Statement on Form N-2 filed on June 23, 2011 and incorporated herein by reference.